UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Independent Bank Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

LETTER TO SHAREHOLDERS

July 27, 2020

DEAR FELLOW SHAREHOLDER:

We are pleased to invite you to attend the 2020 Annual Meeting of Shareholders to be held online via live webcast on Thursday, August 27, 2020, at 3:30 p.m., Central Time. The website and log-in instructions for the meeting are as follows:

https://web.lumiagm.com/212773988

Meeting Passcode: IBTX2020 (case sensitive)

At the meeting, we will vote on Annual Meeting matters, including the election of Class I directors and other routine matters, as described in the Proxy Statement. While our 2020 Proxy Statement provides an overview of our 2019 performance, I think it is important to separately highlight our Company’s response to the challenging times presented in the first six months of 2020. We are proud of our Company’s resiliency in the face of the COVID-19 pandemic. Within our branches and corporate offices, we have embraced new health protocols and procedures to maintain the safety of both our employees and our customers alike. Further, we are working with our borrowers to navigate the economic uncertainties presented by the pandemic. To that end, our Company quickly took action to deliver Paycheck Protection Program loans to over 6,000 customers. Our team has proven to be strategic, nimble and creative in the face of all of the unprecedented challenges created by COVID-19. We are also keenly aware of current social issues at the forefront of our stakeholders’ minds. Guided by our core principles of leading with a courageous heart, building strong, healthy communities, developing resilient solutions, and establishing thriving relationships, our Company is collaborating with community leaders to effect positive social change.

One additional adjustment brought on by the events of 2020 is that our Company will conduct this year’s Annual Meeting exclusively online via live webcast. Whether or not you’re able to join us for our virtual Annual Meeting, it is important that your shares be represented. Please take a moment to carefully read each of the proposals described in this Proxy Statement, and complete, date, sign and return the enclosed proxy card as soon as possible. For your convenience, you may also use Internet or telephone voting according to the instructions on the proxy card.

We appreciate your continued support of our Company and look forward to you joining us for the live webcast of our Annual Meeting.

Sincerely,

David R. Brooks

Chairman, Chief Executive Officer and President

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF INDEPENDENT BANK GROUP, INC:

The annual meeting of shareholders (the “Annual Meeting”) of Independent Bank Group, Inc. (the “Company”), will be held on Thursday, August 27, 2020 at 3:30 p.m., Central Time. The meeting will be conducted exclusively online by live webcast at:

https://web.lumiagm.com/212773988

Meeting Passcode: IBTX2020 (case sensitive)

Only shareholders as of the close of business on July 2, 2020 may attend the Annual Meeting, and any adjournment or postponement thereof. You will be able to access the webcast site fifteen (15) minutes prior to the meeting start time to check-in and to test your computer audio and video equipment. Upon entering the webcast site, you will be prompted to enter your control number found on your proxy card. If you are a beneficial owner, you will need to contact your broker to obtain your meeting control number. Virtual attendance at the meeting constitutes presence in person for purposes of quorum at the meeting. You will be able to vote your shares electronically and view the list of shareholders entitled to vote by following the instructions on the webcast site. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Should you require assistance in accessing the webcast, please call 1-800-468-9716.

The 2020 Annual Meeting is being conducted for the following purposes:

1.	To elect three (3) directors named in the proxy statement (the “Proxy Statement”);

2.	To conduct an advisory, non-binding vote regarding the compensation of the Company’s named executive officers (“Say-on-Pay”);

3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

A Proxy Statement describing these proposals is attached. If you have any questions concerning the Proxy Statement, would like additional copies of the Proxy Statement or need help voting your shares of the Company’s common stock, please contact Nicole Metcalf, the Company’s Corporate Secretary, at (972) 562-9004.

By Order of the Board of Directors,

Nicole Metcalf

Corporate Secretary

McKinney, Texas

July 27, 2020

Your vote is important! You are encouraged to vote as soon as possible. Whether or not you plan to attend the meeting, please vote by completing, signing and dating the enclosed proxy card and promptly mailing it in the enclosed envelope. For your convenience, you may also vote via the Internet or by telephone per the instructions on the proxy card. Submitting your proxy by one of these methods will ensure that your shares are represented at the meeting.

Related Person and Certain Other Transactions	30

Stock Ownership of Directors, Nominees, Executive Officers and Principal Shareholders	32

Section 16(a) Beneficial Ownership Reporting Compliance	34

Director Compensation	35

PROPOSAL II:	ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)	36

Advisory Vote		36

Compensation Discussion & Analysis		37

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	I

OUR PROXY STATEMENT

ABOUT OUR PROXY STATEMENT

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our company,” “the Company” or “Independent” refer to Independent Bank Group, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Independent Bank, a wholly owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our voting securities, which consist of our common stock, par value $0.01 per share (“common stock”).

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders of the Company to be held by webcast at https://web.lumiagm.com/212773988 on Thursday, August 27, 2020 at 3:30 p.m., Central Time, and any adjournments thereof for the purposes set forth in this Proxy Statement and the accompanying notice of the meeting. The passcode to access the meeting is IBTX2020. The passcode is case sensitive.

The close of business on July 2, 2020 has been fixed as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting or at any adjournment thereof. On the Record Date, there were 43,041,119 shares of our common stock issued and outstanding and entitled to vote at the meeting. A list of shareholders entitled to vote at the meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten days prior to the meeting. A list of shareholders entitled to vote will also be electronically available by separate web link on the meeting site that will host the webcast of the Annual Meeting. This Proxy Statement, the notice of the meeting and the enclosed proxy card are first being sent to shareholders on or about July 27, 2020.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at www.ibtx.com.

•	Notice of 2020 Annual Meeting of Shareholders to be held by webcast on Thursday, August 27, 2020;

•	Proxy Statement for 2020 Annual Meeting of Shareholders;

•	Form of Proxy; and

•	Annual Report to Shareholders, including the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2019.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	1

OUR PROXY STATEMENT

YOUR VOTE IS IMPORTANT

You are eligible to vote on the matters described in this Proxy Statement if you were a shareholder as of the close of business on July 2, 2020 (the “Record Date”). For your convenience, you may vote either online, by mail, by phone, or in person during the live webcast of our Annual Meeting of Shareholders. You may attend the Annual Meeting if you were the shareholder of record as of the Record Date, or by providing proof that you are the beneficial owner of share held in “street name” as outlined in the section of this Proxy Statement titled “Our Annual Meeting”.

Visit the website listed in your voting materials	Call the toll-free voting number in your voting materials	Mail your completed and signed voting materials	Vote in person during the live webcast of Annual Meeting of Shareholders

SUMMARY OF PROPOSALS

Proposal I: Election of Directors The Board of Directors recommends that you vote FOR each nominee.

Proposal II: Advisory Vote on Executive Compensation (“Say-on-Pay”) The Board of Directors recommends that you vote FOR this proposal.

Proposal III: Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2020 The Board of Directors recommends that you vote FOR this proposal.

2	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

OUR COMMITMENT TO OUR STAKEHOLDERS

REAFFIRMING AND ENHANCING OUR COMMITMENTS

Independent Bank Group’s Board of Directors and leadership recognize that modern businesses have a responsibility to make the world a better place by emphasizing Environmental, Social, and Governance (ESG) issues in addition to financial results. The Company’s ESG initiatives are outlined in the following sections.

ENVIRONMENTAL & SOCIAL MATTERS

Over the past year, the Company has continued to focus on the broader concept of stakeholders – shareholders, customers, communities, employees, and society at large. The sections below illustrate some of the Company’s ongoing commitments to serve each group of stakeholders.

TO OUR CUSTOMERS

Our Company has a long track record of developing exceptional relationships with customers. We know their businesses and their needs, and our customers know us. We continually strive to raise our standard of service, and refine our product offerings to serve changing markets. As part of that process, we continue to adapt our technology to improve product availability and delivery. We are committed to enhancing our banking relationships, and will continue to leverage our unique experience and expertise to better understand and serve our customers in each and every market we serve.

With the onset of the COVID-19 pandemic, the Company took quick action to address customer needs. We stood ready to support our small business customers, authorizing over 6,000 Paycheck Protection Program (PPP) loans totaling an aggregate of over $820 million for existing customers. We are also working with customers whose businesses have been impacted by the economic dislocation caused by the pandemic and have developed short-term deferral programs for those customers. We increased education around making the most of mobile banking applications and developed a COVID-19 Resource Center (Resource Center) prominently displayed on our website for our customers. The Resource Center provides a wide range of information to help customers navigate these uncertain times, including fraud prevention, COVID-19 updates, FDIC resources, small business assistance, and frequently asked questions. The Company also remains committed to making sure that our customers feel safe and welcome in our locations. We are regularly sanitizing surfaces, requiring all employees to wear face coverings when interacting with customers, providing sneeze guard shields where appropriate, and adjusting the layout of our branch lobbies to encourage social distancing.

TO OUR COMMUNITIES

Our Company believes that building strong, healthy communities is a fundamental part of building a strong, healthy business. We are committed to serving our customers and the communities in which we do business through active corporate citizenship.

A tangible illustration of this commitment has been our leadership in helping to establish Family Health Center at Virginia Parkway, a Federally Qualified Health Center in McKinney, TX. The clinic, which opened in December 2017, provides a medical home (medical, dental, and behavioral healthcare) for members of our community who are uninsured or underinsured. The clinic operates on a sliding fee scale and no one is denied care because of an inability to pay. The clinic plays a significant role in eliminating health disparities in North Texas. In the period from January 1, 2019 through December 31, 2019, the clinic provided vital medical healthcare services to 3,481 unique patients and provided a total of 13,711 visits. Of those served, 43% were uninsured, and 61% were at or below 100% of poverty guidelines, 22% were African American and 36% were Hispanic or Latino patients. Independent Bank has provided the key financial resources to establish the clinic and is underwriting the clinic’s initial operations. In addition, and perhaps more importantly, Independent Bank has led the partnership and fundraising efforts to support the long-term operations of the clinic and has spearheaded development and construction of the clinic’s permanent home, scheduled to be completed late October of 2020. The total amount raised for this project is approximately $10 million, of which $2.5 million has been provided directly by the Company.

In addition, Independent Bank has a vibrant community grants program that supports the work of non-profits throughout the communities we serve. In 2019, organizations that we supported addressed a wide variety of current social issues, including educational support for at-risk youth, implementation of women owned small businesses,

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	3

OUR COMMITMENT TO OUR STAKEHOLDERS

re-entry of incarcerated individuals into corporate culture, resources for homeless and abused women and single mothers, family stabilization, veteran emergency assistance, first time homeowner education, hunger, and housing maintenance for low-income and disabled populations.

Our Company is proud that its robust partnerships with non-profit organizations goes beyond financial contribution alone, with employees regularly dedicating numerous volunteer and service hours to a variety of non-profit organizations throughout Texas and Colorado. The Company is especially proud of its Community Champions Program (“CCP”). Introduced in 2019, CCP identifies strategic community relationships to provide meaningful skills-based volunteer opportunities for employees. Employees are allotted up to 8 additional hours of paid time off to participate in service activities through CCP. Specific ways in which CCP participants give of their time and talent include:

•	Teaching budgeting classes to at-risk youth;

•	Conducting new home-buyer classes;

•	Walking first-generation college students through mock interviews; and

•	Teaching financial literacy in sponsored schools.

In 2019, employees volunteered 5,686 hours for a volunteer value of $144,589.

Our Company also sprang into action to make an impact in our community in the face of COVID-19. On April 1, 2020, our Company announced a $100,000 donation to support food banks and partner with agencies across Texas and Colorado. This investment is expected to result in the delivery of 355,000 meals, and provide meaningful paid employment through a North Texas non-profit organization that provides unemployed shift workers with paid opportunities, including within food banks.

TO OUR EMPLOYEES

We are proud to be regularly recognized as a great place to work. We consistently strive to build a diverse and inclusive team and empower our employees to grow and develop in their roles. As our business continues to grow, we recognize the importance of maintaining a strong culture of both philanthropy and achievement. By offering educational assistance, self-improvement initiatives, and talent development opportunities, we’re able to encourage our employees to continue their growth and development.

The Company also offers competitive benefits to our employees, and is heavily invested in an active health and wellness program that constantly engages employees throughout the year with the goal of generating positive outcomes for the health and wellness of our team.

Additionally, in the face of COVID-19, the Company implemented safety protocols to protect our employees. These protocols include implementing work-from-home measures, requiring all staff to wear facial coverings, increasing cleaning protocols, providing tissues and hand sanitizer in abundance and emphasizing the importance of social distancing. The Company also provides Special Circumstance Pay to employees impacted by COVID-19 so they are not required to exhaust Personal Time Off to deal with the challenges the pandemic has created in their daily lives. These measures have allowed us to successfully sustain operations in an incredibly challenging environment.

TO OUR SHAREHOLDERS

The Board of Directors and the Company’s leadership remain committed to enhancing shareholder value. Management remains focused on producing consistent, strong earnings and returning those profits to shareholders through dividends and corporate share repurchases. Further, the Board and Company leadership recognize the need for active engagement with shareholders. Feedback from our shareholders influences the continual refinement of our governance objectives. The Company’s leadership regularly engages with, and solicits feedback from, our shareholders to ensure the alignment of interests.

GOVERNANCE MATTERS

We also recognize that managing risk is critical to achieve success. The Bank continues to maintain a holistic approach to risk management by emphasizing that all employees have shared ownership of risk management at the Bank and must work in concert to protect our customers and safeguard our stakeholders.

We believe that one of our strengths is our conservative credit culture. This approach toward managing credit risk through prudent underwriting and loan structuring has served us well in this challenging economic environment. Managing credit risk will continue to be the foundation of our approach to governance.

4	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

OUR COMMITMENT TO OUR STAKEHOLDERS

The Company maintains a joint Risk Oversight Committee of the Board of Directors of the Company and of the Bank, which was originally established in 2018. The Risk Oversight Committee oversees the Bank’s Enterprise Risk Management (“ERM”) framework, which includes monitoring of key risks such as operational, strategic, financial, liquidity, market, credit, compliance and reputational risk. The ERM framework drives the identification, assessment, measurement, monitoring, aggregation, prioritization and reporting of risks across the Bank’s three lines of defense and supports management and the Board of Directors in their continued monitoring and effective management of material risks. The Risk Oversight Committee oversees risk across the entire Company and enhances the understanding of the Company’s overall risk tolerance and enterprise-wide risk management activities and effectiveness. The Risk Oversight Committee reports to the Board of Directors on a quarterly basis. Additional information about the functions and role of the Risk Oversight Committee is provided at page 26.

The Bank also maintains a Business Continuity Program (“BCP”) that has proven critical in the face of COVID-19. The BCP team is comprised of a deep field of expertise, with representatives from ERM, human resources, compliance, branch operations, legal and facilities. Our BCP team has been instrumental in monitoring the COVID-19 landscape and implementing and adjusting protocols and measures to ensure the Bank strikes the right balance between sustaining operations, employee and customer satisfaction, and compliance.

We attribute the exceptional credit quality metrics, robust capital ratios, strong liquidity position, and healthy earnings experienced by the Company in these unprecedented times of uncertainty to our continued implementation and enhancement of corporate governance measures. “We believe we are well-positioned to weather the turbulence ahead and remain a source of strength for those we serve.”

~David R. Brooks, Chairman, Chief Executive Officer, and President

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	5

OUR ANNUAL MEETING

When and where will the meeting be held?

The Annual Meeting of Shareholders of the Company will be held on Thursday, August 27, 2020 at 3:30 p.m., Central Time. The meeting will be conducted exclusively by online live webcast at:

https://web.lumiagm.com/212773988

Meeting Passcode: IBTX2020 (case sensitive)

You will be able to access the meeting site fifteen (15) minutes prior to the meeting start time to check-in and to test your computer audio and video equipment. Upon entering the webcast site, you will be prompted to enter your control number found on your proxy card. If you are a beneficial owner, you will need to contact your bank or broker to obtain your meeting control number. Virtual attendance at the meeting constitutes presence in person for purposes of quorum at the meeting. You will be able to vote your shares electronically and view the list of shareholders entitled to vote by following the instructions on the webcast site. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox.

Should you require assistance in accessing the webcast, please call 1-800-468-9716.

Why are we holding the Annual Meeting virtually?

The Board of Directors annually considers the appropriate format of our annual meeting of shareholders. As part of our effort to maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the Annual Meeting, and in light of the COVID-19 pandemic, the Board of Directors believes that hosting a virtual meeting is in the Company’s and the shareholders’ best interests and enables increased shareholder attendance and participation during a time when many travel and gathering restrictions are in place and may limit attendance at the Annual Meeting. Furthermore, the Board of Directors has determined that hosting a virtual annual meeting of shareholders will provide expanded access, improved communication and cost savings. Hosting a virtual annual meeting enables increased shareholder attendance and participation since shareholders can participate from any location around the world. We believe that the virtual meeting format will provide shareholders a similar level of transparency to the traditional in-person meeting format and we will take steps to ensure such an experience.

What is the purpose of the meeting?

This is the 2020 Annual Meeting of Shareholders. At the meeting, shareholders will act upon the matters outlined in the notice attached to this Proxy Statement, including the following:

1.

To elect three (3) Class I directors to serve on the Board of Directors of the Company until the Company’s 2023 annual meeting of shareholders, and each until his or her respective successor is duly elected and qualified or until his or her earlier resignation or removal;

2.	To conduct an advisory (non-binding) vote regarding the compensation of the Company’s named executive officers (“Say-On-Pay”);

3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

How do I vote?

You may vote electronically during the webcast of the Annual Meeting by following the instructions provided on the webcast site. You may also vote by proxy via Internet/mobile, by telephone, or by mail.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” The proxy card sets forth instructions for voting your shares by proxy via Internet/mobile, by telephone or by mail.

6	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

OUR ANNUAL MEETING

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign and return a proxy card to vote your stock at a meeting of the Company’s shareholders.

Who is entitled to vote at the meeting?

The holders of record of the Company’s common stock as of 5:00 p.m. (Central Time) on July 2, 2020, which is the date that the Company’s Board of Directors has fixed as the Record Date for the meeting, are entitled to vote at the meeting.

What is the Record Date and what does it mean?

The Record Date to determine the shareholders entitled to notice of and to vote at the meeting is the close of business on July 2, 2020. The Record Date is established by the Board of Directors as required by Texas law. On the Record Date, 43,041,119 shares of our common stock were issued and outstanding.

What are the voting rights of the shareholders?

Each holder of common stock is entitled to one vote for each share of common stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting of shareholders. The Company’s Charter prohibits cumulative voting.

The holders of at least a majority of the outstanding shares of common stock must be represented by those attending the live webcast of the Annual Meeting or by proxy, in order to constitute a quorum for the transaction of business. At any virtual or in-person meeting, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the issued and outstanding common stock attending the meeting or represented by proxy and entitled to vote at the meeting, may adjourn the meeting from time to time without notice or other announcement. In addition, the chairman of the meeting has the right and authority, either before or during the Annual Meeting, to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting, the opening and closing of the voting polls, the presentation, revocation and counting of proxies at the meeting with respect to issues to be presented, and all other aspects of the Annual Meeting of shareholders.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with EQ Shareowner Services, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by EQ Shareowner Services at the Company’s request.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions that your nominee included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of RSM US LLP as our independent registered public accounting firm (Proposal III). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to our Board of Directors (Proposal I) or with respect to the advisory (non-binding) vote regarding the Say-On-Pay resolution (Proposal II).

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	7

OUR ANNUAL MEETING

account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What do I need to do now?

After you have thoroughly read and considered the information contained in this Proxy Statement, you have two options:

1)	Proceed to vote your shares by proxy in one of the following ways:

•

simply indicate on the proxy card(s) applicable to your common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the meeting;

•	call 1-866-883-3382 using a touch-tone telephone and follow the instructions provided on the call; or

•	go to the website www.proxypush.com/ibtx and follow the instructions for Internet voting on that website.

OR

2)	Attend the live webcast of the Annual Meeting and vote your shares electronically as instructed during the webcast.

Your proxy card must be received by the Company no later than the time the polls close for voting at the meeting for your vote to be counted at the meeting. Please note that telephone and Internet voting will close at 11:59 p.m., Central Time, on August 26, 2020. Voting instruction cards for those who own shares through participation in the Independent Bank 401(K) Profit Sharing Plan must be received no later than 11:59 p.m., Central Time, on August 24, 2020 for those votes to be counted at the meeting.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the virtual meeting if you do not attend the meeting and vote your shares during the live webcast of the Annual Meeting.

What happens if there are technical difficulties during the Annual Meeting?

If we experience technical difficulties at the Annual Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date or time and will provide notice of the date and time of such adjourned meeting on a Current Report on Form 8-K that we will file with the SEC.

What are the Board of Directors’ recommendations on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

Proposal I	FOR the election of each nominee for director;
Proposal II	FOR the advisory, non-binding “Say-on-Pay” resolution; and,
Proposal III	FOR the ratification of appointing RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2020.

How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal I	FOR the election of each nominee for director;
Proposal II	FOR the advisory, non-binding “Say-on-Pay” resolution;
Proposal III	FOR the ratification of appointing RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2020.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of the appointment of RSM US LLP (Proposal III).

8	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

OUR ANNUAL MEETING

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to each of the other proposals, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the meeting. Votes for each proposal will be tabulated separately.

Can I attend the meeting and vote during the meeting?

Yes. All shareholders are invited to attend the live webcast of the Annual Meeting and instructions will be provided within the webcast for how to vote your shares electronically during the meeting.

If your shares of common stock are held in “street name,” then you are not the shareholder of record. In order for you to vote the shares that you beneficially own and that are held in “street name” during the live webcast of the meeting, you must contact your bank or broker and request a legal proxy and a meeting control number to attend the meeting.

May I change my vote after I have submitted my proxy card?

Yes. Regardless of the method used to cast a vote, if a shareholder is a holder of record as of the Record Date, he or she may change his or her vote by:

•

delivering to the Company prior to 3:30 p.m. Central time on August 27, 2020 a written notice of revocation addressed to: Nicole Metcalf, Corporate Secretary, 7777 Henneman Way, Floor 6, McKinney, Texas 75070;

•

completing, signing and returning a new proxy card with a later date than your original proxy card (such that your new proxy card is received by the Company no later than the time the polls close for voting at the meeting) and any earlier proxy will be revoked automatically;

•

logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions indicated on the proxy card prior to 11:59 p.m. Central Time on August 26, 2020;

•

attending the live webcast of the meeting on August 27, 2020 at 3:30 p.m. Central Time and voting electronically as instructed therein, and any earlier proxy will be revoked. However, simply attending the meeting without voting will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the three (3) director nominees who receive an affirmative majority of the votes cast by the shareholders entitled to vote for their election and present during the live webcast of the Annual Meeting or represented by proxy at the meeting will be elected (Proposal I).

The approval of the advisory vote on executive compensation (“Say-on-Pay”) (Proposal II), and the ratification of RSM US LLP’s appointment as the Company’s independent registered public accounting firm for 2020 (Proposal III) will require the affirmative vote of the holders of a majority of the votes cast by the shareholders entitled to vote and present during the live webcast of the Annual Meeting or represented by proxy at the meeting.

How are broker non-votes and abstentions treated?

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the meeting is the ratification of the appointment of the independent registered public accounting firm (Proposal III). If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	9

OUR ANNUAL MEETING

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees because broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting. Any abstentions will not have the effect of a vote against the proposals with respect to the Say-On-Pay vote (Proposal II) or the ratification of RSM US LLP’s appointment as the Company’s independent registered public accounting firm (Proposal III). Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal. The advisory, non-binding vote on executive compensation is considered a non-routine matter and, as such, broker non-votes will be deemed “shares not present” for voting purposes. “Shares not present” will not count as votes for or against these proposals and will not be included in calculating the number of votes necessary for approval of such matters.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the meeting?

No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s common stock.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the notice and this Proxy Statement, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any other matter presented at the meeting. If other matters requiring a vote of the shareholders properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only. We urge you to carefully read this entire Proxy Statement and the accompanying annual report. If you have additional questions about the Proxy Statement or the Annual Meeting, you should contact Nicole Metcalf, Corporate Secretary, Independent Bank Group, Inc., 7777 Henneman Way, Floor 6, McKinney, Texas 75070, telephone (972) 562-9004.

10	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

OUR PERFORMANCE

FINANCIAL HIGHLIGHTS

                         (IN THOUSANDS)

	2019	2018
Total Assets	$14,958,207	$9,849,965
Loans Held for Investment	$11,615,970	$7,887,800
Deposits	$11,941,336	$7,737,794
Net Income	$192,736	$128,259
Earnings per Share (diluted)	$4.46	$4.33
Nonperforming Assets to Total Assets	0.21%	0.17%
Nonperforming Loans to Total Loans (held for investment)	0.24%	0.16%
Net Charge-Offs to Average Loans Outstanding	0.07%	0.06%
Tier 1 Risk-Based Capital Ratio	10.19%	10.41%
Total Risk-Based Capital Ratio	11.83%	12.58%
Total Shareholders’ Equity	$2,339,773	$1,606,433

Notice: Annual Report on Form 10-K, As Amended

The Company’s Annual Report on Form 10-K, as amended, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2019, as filed with the SEC, accompanies, but does not constitute a part of, this Proxy Statement.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	11

PROPOSAL I: ELECTION OF DIRECTORS

OUR BOARD OF DIRECTORS

There are twelve (12) total seats on our Board of Directors. The Company currently has nine (9) members serving on the Board, leaving three (3) vacancies, resulting from the resignations of Douglas A. Cifu, Mark K. Gormley, and Tom C. Nichols. The number of directors may be changed only by resolution of the Board of Directors within the range set forth in the Company’s Charter (unless the Board and the Company’s shareholders act to amend the authorized number of directors designated in the Company’s Charter). The Board of Directors has the authority to increase the number of directors by two and fill such vacancies until the next annual meeting of Shareholders. As discussed in greater detail under the caption “Board Governance” below, the Board of Directors has affirmatively determined that seven of its nine current directors qualify as independent directors under Rule 5605(a)(2) of The Nasdaq Stock Market Rules and the regulations of the SEC.

Classification of the Company’s Directors

	Expiration of Term	Members	Committee Membership
Class I	2020	Daniel W. Brooks Craig E. Holmes G. Stacy Smith	Risk Oversight (Chair) Audit (Chair), Risk Oversight Corporate Governance and Nominating Committee (“CGNC”) (Chair), Audit, Compensation, Strategic Planning
Class II	2021	William E. Fair	Compensation (Chair), Strategic Planning
		Donald L. Poarch	CGNC
		Michael T. Viola	CGNC, Risk Oversight
Class III	2022	David R. Brooks Alicia K. Harrison J. Webb Jennings III	Strategic Planning (Chair) CGNC Audit, Compensation

Board Size and Director Ages, Tenure and Experience

As part of its annual review, the CGNC reviewed the size of the Board, which now stands at nine, and made the decision to recommend to the Board that existing Class I directors Daniel W. Brooks, Craig E. Holmes, and G. Stacy Smith be nominated for re-election. The average age of the Board is 56 years, with ages ranging from 33 to 69. Average tenure is 9 years, ranging from a low of one year to a high of 18 years. The Committee balances the need for board refreshment against the need for continuity, a broad range of experience, and an understanding of the regulatory framework in which the Company operates. The Bank also takes a strategic approach to prior board experience, recognizing that current and prior experience is valuable, but that it must also be measured with capacity and dedication to serving the needs of the Board. For this reason, the Company’s Corporate Governance Guidelines provide that directors may only serve on two (2) other public boards, without approval of the CGNC. None of the board of directors serve on more than two (2) other public boards. Our Board is rich in experience across a variety of industries including lending, real estate, oil and gas, capital markets, healthcare, technology and human resources. We particularly value that our Board is deeply rooted in risk management, corporate governance and financial institutions experience, as demonstrated below.

NUMBER OF DIRECTORS WITH APPLICABLE EXPERIENCE

Financial Institutions	8

Risk Management	7

Corporate Governance	7

12	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

IDENTIFICATION & EVALUATION OF DIRECTOR CANDIDATES

The Company’s business is conducted under the oversight of the Board of Directors. In the pursuit of a culture of integrity and service throughout the Company, the Board of Directors is focused on ensuring prospective directors are of the highest character and qualifications. Furthermore, the Board of Directors is focused on ensuring the leadership structure is suited to the growing size, complexity and needs of the Company and in the interests of shareholders.

The Board of Directors examines potential candidates, giving preference to candidates with strong character, sound judgment, demonstrated leadership abilities, and deep experience across a broad variety of industries relevant to the Company’s business. The Board of Directors believes that candidates should possess diverse backgrounds and perspectives in furtherance of complementary skills and experiences that can best serve the Company and shareholders’ interests.

The Board of Directors believes that the communities in which the Company operates are best served by a Board of Directors that is deeply mindful of the Company’s corporate citizenship.

Key Director Attributes

✓	Strong Moral Character
✓	Demonstrated Leadership Ability
✓	Sound, Responsible Judgment
✓	Capacity to Serve Company & Shareholders
✓	No Conflicts of Interest
✓	Collegiality & Teamwork

The identification and evaluation of director candidates takes place in the context of the ongoing board renewal and refreshment process. The CGNC is responsible for the assessment of the Board of Directors’ membership and the identification and evaluation of potential director candidates. A brief outline of the CGNC’s process is as follows:

1.	Ongoing Review of Directors

One of the primary responsibilities of the CGNC is to ensure that the mix of directors on the Board of Directors is suitable for the Company’s strategy and needs. The CGNC evaluates the collective experiences of directors as well as the gender, race, ethnicity, tenure, and age of all directors with the goal of maintaining a diverse mix of perspectives, experiences, knowledge and insights. The CGNC performs this analysis on an ongoing basis, and balances the benefits of board refreshment against the need for continuity, a broad range of experience, and an understanding of the regulatory framework in which the Company operates.

2.	Identification of Candidates

In order to adequately develop effective succession planning for the Board of Directors, the CGNC regularly evaluates a diverse group of possible director candidates. Criteria for new directors will mirror the needs of the organization, and will take into account growth into new markets and the changing needs of customers and communities served by the organization. The CGNC recognizes the importance of diversity in its consideration of director candidates, and will continue to include diversity as a part its holistic process for the selection of possible director candidates.

3.	Evaluation of Candidates

The CGNC takes a comprehensive approach to the consideration of director candidates, and will take into account available information on a candidate including skills, experience, character, independence, absence of conflicts, and any potential reputational risk. The CGNC will evaluate a candidate’s existing commitments in the context of the substantial time commitment that is required to serve on the Company’s Board of Directors. The CGNC will occasionally review its evaluation criteria to ensure that the Company’s needs and shareholder interests are adequately addressed in the evaluation process.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	13

PROPOSAL I: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

The Board of Directors is presenting three nominees for election at our Annual Meeting, all of whom currently serve as directors. After the 2019 annual meeting of shareholders, the Company had twelve directors. Douglas A. Cifu, Mark K. Gormley, and Tom C. Nichols resigned from the Board of Directors on July 25, 2019, January 20, 2020, and June 3, 2020, respectively. The Board currently has nine (9) directors. The Board of Directors has adopted resolutions nominating for re-election three existing Class I directors, Daniel W. Brooks, Craig E. Holmes, and G. Stacy Smith.

Director Class		Director Since	Age	Gender	Financial Institution Experience	CEO/Business Leader Experience
Class I	Daniel W. Brooks	2002	59	Male	Yes	Yes
Class I	Craig E. Holmes	2013	63	Male	Yes	Yes
Class I	G. Stacy Smith	2013	53	Male	Yes	Yes

The proposed Class I directors would be elected to serve three-year terms, with their terms set to expire at the annual meeting of shareholders in 2023. The number of directors may be changed only by resolution of the Board of Directors within the range set forth in the Company’s Charter unless the Board and the Company’s shareholders act to amend the authorized number of directors designated in the Company’s Charter.

The nominees are well-respected and accomplished leaders who have extensive, varied backgrounds in complex, highly-regulated businesses. Each nominee brings a unique, diverse skillset and background to the Board of Directors. Each of the nominees has served as Class I directors for at least a full term and has demonstrated substantial value to the Company on an ongoing basis and provide continuity in the oversight and execution of the Company’s long-term strategy.

The nominees draw from a deep well of experience across industries and functional areas:

✓	Risk Management
✓	Financial Institutions
✓	Investments/Capital Markets
✓	Oil and Gas
✓	Audit, Accounting, and Financial Reporting
✓	HR/Compensation
✓	CEO or Business Leader
✓	Lending
✓	Real Estate
✓	Board Service
✓	Corporate Governance

14	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

The biographical information set forth below contains information regarding each nominee’s name, age as of our Annual Meeting date, principal occupation, service as a director and/or executive officer, relevant business experience, other directorships currently or recently held, information regarding the involvement in certain legal or administrative proceedings (if applicable), and the experiences, qualifications, attributes, or skills that caused the CGNC and the Board of Directors to advance nomination of each candidate.

DANIEL W. BROOKS Vice Chairman and Chief Risk Officer
Age: 59 Director Since: 2002 Committees: • Risk Oversight (Chair)

Background

Daniel W. Brooks is Vice Chairman, Chief Risk Officer and a director of the Company. He has served as Vice Chairman and a director of the Company since 2009 and as Chief Risk Officer of the Company since April 2013. He previously served as President and a director of the Company from 2002 to 2009 and has functioned as the Company’s Chief Credit Officer throughout his tenure. Mr. Brooks began his banking career in the early 1980s with a large regional bank and has been active in community banking since the late 1980s. Mr. Brooks has served in numerous leadership roles in the Collin County community, including service as Chairman of the Board for Medical Center of McKinney and on the boards of directors of McKinney Christian Academy and the McKinney Education Foundation. Daniel W. Brooks is the brother of David R. Brooks.

Qualifications

Mr. Brooks’ qualifications to serve on the Company’s Board of Directors include his extensive experience in the banking industry, and specifically as an executive officer and director of the Company.

CRAIG E. HOLMES Executive Vice President and Chief Financial Officer of Neovia Logistics
Age: 63 Director Since: 2013 Committees: • Audit (Chair) • Risk Oversight

Background

Craig E. Holmes is a member of the board of directors of the Company, joining the board in February 2013. He also serves on the board of directors of Hobi International, Inc., joining the board in August 2009 and the board of directors of Leopard Mobility Inc., joining the board in October 2014. Mr. Holmes currently serves as Executive Vice President and Chief Financial Officer of Neovia Logistics, joining the company in June 2020. From October 2015 through April 13, 2018, Mr. Holmes served in several executive positions at Global Power Equipment Group, Inc., an engineering, manufacturing and services company, including President and Co-Chief Executive Officer, Senior Vice President, and Chief Financial Officer. Mr. Holmes served as Chief Financial Officer of Goodman Networks Incorporated, from December 2014 to March 2015, and as Executive Vice President and Chief Financial Officer of Sizmek, Inc., formerly Digital Generation, Inc., a global advertising campaign management company, from October 2012 until December 2014. Prior to 2012, Mr. Holmes held executive positions at several public and private companies and was a partner at Arthur Andersen, a national public accounting firm, where he worked from 1982 to 1995. Mr. Holmes holds a Master’s and BBA from Texas Tech University. He served on the University of Texas at Dallas School of Management Board of Advisors from January 2003 to December 2009 and the Dallas Summer Musicals Board of Directors from December 2004 to January 2010. Mr. Holmes is currently active in several charitable organizations.

Qualifications

Mr. Holmes’ qualifications to serve on the Company’s Board of Directors include his extensive experiences on other boards and executive management of publicly traded companies, including his experience in strategy, finance, audit and governance and his experience as a director of the Company.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	15

PROPOSAL I: ELECTION OF DIRECTORS

G. STACY SMITH Managing Partner of SCW Capital, L.P.
Age: 53 Director Since: 2013 Committees: • Audit • Compensation • CGNC (Chair) • Strategic Planning

Background

G. Stacy Smith is a member of the Board of Directors of the Company, joining the board in February 2013. Mr. Smith is the Managing Partner of SCW Capital, L.P., a private equity hedge fund focusing on financial and energy sectors, a position he has held since August 2013. Mr. Smith is also co-founder and an active partner in Trinity Investment Group, which invests in private equity and hard assets. Mr. Smith co-founded Walker Smith Capital, a long/short equity hedge fund based in Dallas, Texas, and he served as co-portfolio manager of that firm for sixteen years. From 1994 through 1996, Mr. Smith was a co-founder and manager of Gryphon Partners, a long/short equity hedge fund focused on small and mid-cap domestic equities. He started his investment career as an energy analyst at Wasserstein Perella & Co., an international investment bank. Mr. Smith serves as a director of USD Partners, LP, a master limited partnership involved in the acquisition and development of energy related logistics assets, and WhiteHorse Finance, Inc., a closed end management investment company. He is a member of the Salesmanship Club of Dallas, an association of business professionals that supports local charitable organizations.

Qualifications

Mr. Smith’s qualifications to serve on the Company’s Board of Directors include his extensive experience in overseeing the management of investment firms, his knowledge of banking, financial and energy markets and his experience as a director of the Company.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Shareholder Approval

The affirmative vote of a majority of the votes cast by shareholders entitled to vote and in attendance during the live webcast of the Annual Meeting or represented by proxy at the Annual Meeting is required for the election of each of the nominees for director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE

NOMINEES LISTED ABOVE FOR ELECTION AS A DIRECTOR (PROPOSAL I).

16	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

CONTINUING DIRECTORS

The biographical information set forth below outlines the community engagement, business experience and banking experience (if applicable) of the Company’s continuing directors who are not up for re-election. Other than described below, no director or director nominee has any family relationship, as defined in Item 401 in Regulation S-K, with any other director or with any of the Company’s executive officers.

DAVID R. BROOKS Chairman, CEO and President of Independent Bank Group, Inc.
Age: 61 Director Since: 2002 Committees: • Strategic Planning (Chair)

Background

David R. Brooks is Chairman of the Board of Directors, CEO and President of the Company. He has been active in community banking since the early 1980’s and founded the Company in 1988. Mr. Brooks has a long history of community and civic involvement, and is passionate about education. He served as a McKinney City Councilman. He served five years as President of the Board of Trustees at McKinney Independent School District and three years on both the McKinney Economic Development Corporation Board and the McKinney Chamber of Commerce Board. Mr. Brooks served as the Chief Financial Officer for Baylor University from 2000 to 2004. He served as Chairman of the Board of Directors of Noel-Levitz, Inc., a national higher education consulting company, and also Chairman of the Board of Trustees at Houston Baptist University. He currently serves as Chairman of the Board of Directors of Capital Southwest Corporation (CSWC). Mr. Brooks holds Bachelor’s (1980) and Master’s (1981) degrees in business from Baylor University. Mr. Brooks is the brother of Daniel W. Brooks.

Qualifications

Mr. Brooks’ qualifications to serve on the Company’s Board of Directors include his intimate working knowledge of the Company since its inception, his extensive knowledge and experience in banking and finance, and his knowledge of the Company’s key markets and customers as well as his service on other boards of directors.

WILLIAM E. FAIR Chairman and Chief Executive Officer of Home Abstract and Title Company
Age: 59 Director Since: 2009 Committees: • Compensation (Chair) • Strategic Planning

Background

William E. Fair is a member of the Board of Directors of the Company. He joined the board when IBG Central Texas was combined with the Company in 2009, prior to which he served as a director of IBG Central Texas beginning in 2007. Mr. Fair has served as the Chairman and Chief Executive Officer of Home Abstract and Title Company, a title insurance agency located in Waco, Texas, since 1984 and has served on the Board of Directors of Capstone Mechanical, LLC since 2005. He also serves on the board of trustees of Hillcrest Baptist Medical Center, Scott & White Healthcare, further serving as Chairman of the Board of Development for that organization.

Qualifications Mr. Fair’s qualifications to serve on the Company’s Board of Directors include his extensive experience in the real estate industry and his experience as a director of the Company.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	17

PROPOSAL I: ELECTION OF DIRECTORS

ALICIA K. HARRISON Former EVP of Commercial Banking for Wells Fargo & Company
Age: 61 Director Since: 2019 Committees: • CGNC

Background

Alicia K. Harrison is a member of the Board of Directors of the Company, joining the board in 2019. Ms. Harrison previously worked for Wells Fargo & Company and its predecessor banks from 1986 until 2012, when she retired as Executive Vice President of Commercial Banking. Her responsibilities at Wells Fargo included positions as area manager and group head for the Southwest Regional Commercial Banking Office, manager of the Real Estate Department, and as a member of the integration team for the Government and Institutional Banking Group integrating the employees and clients of Wachovia Corporation following its acquisition in 2008. Ms. Harrison serves on the Board of Directors of Ryan Companies US, Inc., a national commercial real estate development, design and management company, and concurrently serves on the Board of Directors of CIM Real Estate Finance Trust, Inc. a publicly-registered non-listed real estate investment trust focusing on high-quality, income-producing necessity retail properties.

Qualifications

Ms. Harrison’s qualifications to serve on the Company’s Board of Directors include her deep experience in banking and real estate in high-growth organizations and her experience serving on the board of directors for other companies, as well as her experience as a director of the Company.

J. WEBB JENNINGS President of Salt Investment Partners
Age: 50 Director Since: 2014 Committees: • Compensation • Audit

Background

J. Webb Jennings, III is a member of the Board of Directors of the Company, joining the Board in April 2014 in connection with the Company’s acquisition of BOH Holdings, Inc. and its subsidiary, Bank of Houston. Mr. Jennings founded Salt Investment Partners in January 2016 to focus on direct investing in lower, middle-market companies. He previously served as a vice president at Hancock Park Associates, a middle market private equity firm with offices in Houston, Texas, and Los Angeles, California, from 2007 to 2015. Mr. Jennings served on the Bank of Houston Board of Directors since that bank was formed in 2005 as well as the BOH Holdings Board of Directors. He currently serves on the Boards of Directors of Alloy Merchant Finance, Automation Technology, Inc., and a privately held, diversified investment company. Mr. Jennings also serves on the boards of directors of several Houston based charitable organizations and foundations. Mr. Jennings graduated with a B.A. from The University of Texas and an M.B.A. from Southern Methodist University.

Qualifications Mr. Jennings’ qualifications to serve on the Company’s Board of Directors include his extensive business experience in Houston and his experience as a director of the Company.

DONALD L. POARCH Partner and Co-Owner of The Sprint Companies
Age: 69 Director Since: 2014 Committees: • CGNC

Background

Donald L. Poarch is a member of the Board of Directors of the Company, joining the board in April 2014 in connection with the Company’s acquisition of BOH Holdings, Inc. and its subsidiary, Bank of Houston. Mr. Poarch has been a partner and co-owner of The Sprint Companies since 1976. The Sprint Companies are a diverse group of approximately ten different companies operating throughout the Texas Gulf Coast area. He had been a member of the BOH Holdings Board of Directors since 2008, and its chairman since 2012, and he was a member of the Bank of Houston’s Board of Directors since 2005, and its chairman since 2012, until the Company acquired BOH Holdings in April 2014. In the past 25+ years, Mr. Poarch has bought, sold and grown more than twenty companies. Mr. Poarch currently serves on the boards of directors for Keep Houston Beautiful and the Houston Clean City Commission. Mr. Poarch attended The University of Texas at Austin and is currently active in various civic and charitable foundations.

Qualifications

Mr. Poarch’s qualifications to serve on the Company’s Board of Directors include his extensive experience in the Houston business community and his experience as a director of the Company.

18	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

MICHAEL T. VIOLA President of the Viola family office
Age: 33 Director Since: 2013 Committees: • CGNC • Risk Oversight

Background

Michael T. Viola is a member of the Board of Directors of the Company, joining the board in February 2013. Mr. Viola currently serves as the President of the Viola family office, a position he has held since March 2016. As President of the family’s investment office, Mr. Viola is responsible for overseeing the family’s operating businesses, public and private investment portfolio, banking relationships, and philanthropic work. Before joining the family investment office, Mr. Viola worked at Virtu Financial LLC (“Virtu”), a leading technology-enabled market making company, from 2010 to 2016. While employed at Virtu, Mr. Viola held multiple roles, including operations, project management, and trading, where he worked as a senior trader focused on foreign exchange products and global commodities. Mr. Viola currently serves on the Board of Directors at Virtu (NASDAQ:VIRT), iAero Group, an integrated aviation platform company backed by Blackstone/GSO, Crowheart Energy LLC, a private oil and gas company, and Madava Financial, LLC, an energy-focused finance company. Mr. Viola also serves on the board of The Viola Foundation, working to develop and deliver innovative programs in the education, national security, and faith based sectors. Mr. Viola is the son of the Company’s largest shareholder, Vincent Viola.

Qualifications

Mr. Viola’s qualifications to serve on the Company’s Board of Directors include his knowledge of financial markets, his familiarity with the Company given his family’s ownership of Independent Bank over the past thirty-two years, and his experience as a director of the Company.

EXECUTIVE OFFICERS

The biographical information set forth below outlines the background and experience of the Company’s executive officers who do not also serve on the Company’s Board of Directors. All officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

MICHELLE S. HICKOX Executive Vice President and Chief Financial Officer
Age: 53

Background

Michelle S. Hickox is Executive Vice President and Chief Financial Officer of the Company. Prior to joining the Company in May 2012, Ms. Hickox was an audit partner with RSM US LLP (formerly McGladrey LLP). Over her twenty-three-year career in public accounting, Ms. Hickox provided audit, financial reporting, internal control assistance and training to community banks and was a designated financial institution specialist. Ms. Hickox serves on the boards of the Baylor Oral Health Foundation and the Texas A&M 12th Man Foundation. She is a licensed certified public accountant and is a member of the AICPA, the Texas Society of Certified Public Accountants and the Dallas CPA Society.

JAMES C. WHITE Executive Vice President and Chief Operations Officer
Age: 55

Background

James C. White is the Executive Vice President and Chief Operations Officer of the Company, joining the Company in April 2016. He has over thirty years’ experience in the banking industry and has held a variety of management positions in finance, operations, product development, strategic planning, compliance and information technology. Prior to joining the Company, Mr. White served as Executive Vice President and Chief Operating Officer of Fischer & Company, a global corporate real estate firm that provides consulting, brokerage and technology solutions to many Fortune 500 companies from July 2015 to April 2016. Prior to Fischer, Mr. White served as Executive Vice President and Chief Operations Officer of Texas Capital Bank from February 2000 to June 2015 where he directed key operational areas and introduced and managed changes that supported growth for that bank. Mr. White holds a Bachelor’s of Science degree from the University of North Texas in business and control systems, is certified in Six Sigma, is a Certified Treasury Professional and is a current member of the Association of Financial Professionals.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	19

PROPOSAL I: ELECTION OF DIRECTORS

JAMES P. TIPPIT Executive Vice President Corporate Responsibility
Age: 49

Background

James P. Tippit is Executive Vice President Corporate Responsibility of the Company and Independent Bank, assuming this position effective on January 8, 2018. Mr. Tippit oversees the Company’s and Independent Bank’s community development function. Mr. Tippit has been with Independent Bank since 2011 as Community Reinvestment Act (“CRA”) Officer and then Head of Corporate Responsibility. As Executive Vice President, he will continue to oversee Human Resources, CRA, Community Development, Marketing and Communications. Prior to his tenure at Independent Bank, Mr. Tippit worked for JP Morgan Chase in the Wealth Management Division and American Express Financial Advisors.

MARK S. HAYNIE Executive Vice President and General Counsel
Age: 64

Background

Mark S. Haynie is Executive Vice President and General Counsel of the Company and Independent Bank, effective March 1, 2018. Mr. Haynie has over thirty-five years’ experience in representing community banks in a wide variety of corporate, regulatory and securities matters. Prior to joining the Company, Mr. Haynie served as attorney, President and shareholder at Haynie Rake Repass & Klimko, P.C., a law firm, from 1996 to 2018. Mr. Haynie has represented the Company since its formation in 2002, serving as lead counsel on all of the Company’s M&A and capital markets transactions. Mr. Haynie is a graduate of Texas Tech University and The University of Texas School of Law.

MICHAEL B. HOBBS Executive Vice President and Chief Banking Officer
Age: 57

Background

Michael B. Hobbs is Executive Vice President and Chief Banking Officer of the Company and Independent Bank. Mr. Hobbs previously served as Executive Vice President and Colorado Market CEO for Independent Bank following the completion of the Guaranty acquisition on January 1, 2019. Prior to the Guaranty acquisition, Mr. Hobbs served as President and Director of Guaranty Bank and Trust Company. Mr. Hobbs has over twenty-five years’ experience in the banking and investment banking sectors, representing Bank of America, KeyBank and St. Charles Capital. Mr. Hobbs holds a Bachelor’s degree in Marketing (1984) and Master’s of Business Administration degree in Finance (1992) from Texas Christian University.

20	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

BOARD GOVERNANCE

Director Independence

Under The Nasdaq Stock Market Rules, independent directors must comprise a majority of the Company’s Board of Directors. The Nasdaq Stock Market Rules, as well as those of the SEC, also impose several other requirements with respect to the independence of directors.

The Company’s Board of Directors has evaluated the independence of its members based upon The Nasdaq Stock Market Rules and SEC regulations. Applying these standards, the Board of Directors has affirmatively determined that, with the exception of David R. Brooks and Daniel W. Brooks, each of the Company’s directors is an independent director, as defined under Rule 5605(a)(2) of The Nasdaq Stock Market Rules (and/or other applicable rules) and under the regulations of the SEC. The Board of Directors determined that David R. Brooks and Daniel W. Brooks do not qualify as independent directors because of their positions as executive officers of the Company and/or Independent Bank.

Board Leadership and Committees

The Board of Directors is committed to leadership that provides an active, objective oversight of management and consistently serves the best interests of shareholders by executing strategic objectives and creating sustainable, long-term value. This central tenet of governance is reflected in the Company’s governance documents, including the Company’s Fourth Amended and Restated Bylaws, or the Bylaws, and other applicable policies and guidelines, and is actively shepherded by Board and committee leadership. The Board’s current leadership structure provides for both a Chairman and a Lead Independent Director.

Chairman

David R. Brooks currently serves as the Company’s Chairman of the Board, Chief Executive Officer and President. Mr. Brooks has served as Chairman and Chief Executive Officer since the inception of the Company in 2002. Mr. Brooks became President in 2016. Mr. Brooks’ primary duties are to lead the Company’s Board of Directors in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan. While the Company recognizes potential issues may arise when the Chairman and Chief Executive Officer positions are held by one person, the Company believes that the overall benefit of Mr. Brooks’ leadership in both roles outweighs any potential disadvantage of this structure, and that any concerns are mitigated by existing safeguards, including:

•	the designation of a Lead Independent Director with clearly defined authority, duties and responsibilities;

•	the highly regulated nature of the Company’s operations;

•	the fact that the Board is comprised of experienced and skilled directors, the majority of whom are independent;

•	the fact that the Board’s Audit Committee, Compensation Committee and CGNC consist entirely of independent directors; and

•	regular reviews of the Board’s leadership structure and governance practices

The Company has also structured its management team to mitigate any corporate governance risk related to the dual positions held by David R. Brooks. Daniel W. Brooks, the Company’s Vice Chairman and Chief Risk Officer, is responsible for overseeing the Company’s credit function, the most important component of the Company’s operations. By having other executive officers with separate and distinct roles, the Company believes that it will obtain benefits similar to the benefits of having a separate Chairman and Chief Executive Officer.

Lead Independent Director

The Company’s Lead Independent Director is G. Stacy Smith, who began serving in this role in July 2019 upon Mr. Cifu’s resignation. Mr. Smith serves as a liaison between the Chairman and the independent directors, presides over executive sessions of the independent directors, and consults with the Chairman on major corporate decisions.

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PROPOSAL I: ELECTION OF DIRECTORS

Board Committees

In February 2013, the Company’s Board of Directors established standing committees at the Company level in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, CGNC and a Strategic Planning Committee. In 2018, the Board of Directors added a joint Risk Oversight Committee.

In the future, the Company’s Board of Directors also may establish such additional committees as it deems appropriate, in accordance with applicable law and regulations and the Company’s Charter and Bylaws.

AUDIT COMMITTEE Members: Craig E. Holmes (Chair) G. Stacy Smith J. Webb Jennings, III Jack Radke (Bank Board Rep.) All members Independent Meetings held in 2019: 10

The Company’s Board of Directors has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that (i) each of the members meets the definition of an “independent director” under The Nasdaq Stock Market Rules, (ii) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service and (iii) each of the members has the ability to read and understand financial statements. In addition, the Board of Directors has determined that Mr. Holmes also qualifies as a financial expert and has the required financial sophistication due to his experience and background, which The Nasdaq Stock Market Rules require of at least one such Audit Committee member. Mr. Radke serves as a member of the Audit Committee as a representative of the Independent Bank Board of Directors.

The Company’s Audit Committee has responsibility for, among other things:

•  selecting and reviewing the performance of the Company’s independent auditors and approving, in advance, all engagements and fee arrangements;

•  overseeing the Company’s Internal Audit Department

•  reviewing the independence of the Company’s independent auditors;

•  reviewing actions by management on recommendations of the independent auditors and internal auditors;

•  meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Company’s system of internal controls and internal audit procedures;

•  reviewing the Company’s earnings releases and reports filed with the SEC;

•  reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports; and

•  handling such other matters that are specifically delegated to the Audit Committee by the Company’s Board of Directors from time to time.

The Company’s Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on the Company’s website at www.ibtx.com.

COMPENSATION COMMITTEE Members: William E. Fair (Chair) G. Stacy Smith J. Webb Jennings, III All members Independent Meetings held in 2019: 6

The Company’s Board of Directors has evaluated the independence of each of the members of the Compensation Committee and has affirmatively determined that each meets the definition of an “independent director” under The Nasdaq Stock Market Rules.

The Board of Directors has determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

None of the directors who served on the Compensation Committee at any time during fiscal 2019 were officers or employees of the Company or were former officers or employees of the Company. Further, none of the directors who served on the Compensation Committee at any time during fiscal 2019 has any relationship with the Company requiring disclosure under “Related Person and Certain Other Transactions” below, other than William E. Fair, as described in that section. Finally, no executive officer of the Company serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on the Company’s Compensation Committee.

22	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

In accordance with its charter, the Compensation Committee has the responsibility and authority of establishing the philosophy that underlies the Company’s executive compensation program, for establishing and implementing that program and for reviewing and setting the compensation of each of the Company’s named executive officers and other executive officers. The Company’s Board of Directors has directed the Compensation Committee, in accordance with its charter, to ensure that the Company’s executive compensation program is designed and executed in a manner necessary to reflect the Company’s executive compensation philosophy, to achieve the Company’s goals and objectives and is consistent with regulatory requirements. Specifically, the Compensation Committee has responsibility for, among other things:

•  reviewing, monitoring and approving the Company’s overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for the Company’s executive officers and other employees and meets the Company’s corporate objectives;

•  determining the annual compensation of the Company’s named executive officers as noted in “Executive Compensation and Other Matters”;

•  reviewing the Company’s executive officer compensation program and determining if:

•  such program is appropriately linked to the Company’s short-term and long-term financial and other performance;

•  the interests of the Company’s executive officers are appropriately aligned with the interests of the Company’s shareholders or can be more appropriately aligned through greater equity ownership by the Company’s executive officers and by having a greater proportion of executive officer compensation tied to the Company’s financial and other performance; and

•  the base salaries and incentive compensation opportunities provided to the Company’s executive officers are competitive with those packages offered by other similarly situated and similarly performing financial institutions;

•  addressing such other matters relating to the Company’s executive compensation program as it deems appropriate;

•  reviewing the compensation decisions made by the Company’s named executive officers with respect to the Company’s other executive officers;

•  overseeing the administration of the Company’s equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Company’s Board of Directors relating to these matters; and

•  handling such other matters that are specifically delegated to the Compensation Committee by the Company’s Board of Directors from time to time.

The Company’s Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on the Company’s website at www.ibtx.com.

From time to time, the Compensation Committee may, by resolution of the Compensation Committee, delegate to one or more other committees of the Board of Directors of the Company separate but concurrent authority, to the extent specified in such resolution, to administer such plans with respect to employees of the Company, its subsidiaries, and consultants who are not subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act.

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PROPOSAL I: ELECTION OF DIRECTORS

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE (“CGNC”) Members: G. Stacy Smith, (Chair) Alicia Harrison Donald L. Poarch Michael T. Viola All members Independent Meetings held in 2019: 3

The Company’s Board of Directors has evaluated the independence of each of the members of the CGNC and has affirmatively determined that each meets the definition of an “independent director” under The Nasdaq Stock Market Rules and SEC regulations.

The Company’s CGNC has responsibility for, among other things:

•  recommending persons to be selected by the Company’s Board of Directors as nominees for election as directors and to fill any vacancies on the Company’s Board of Directors; provided that if the CGNC is not comprised solely of independent directors under The Nasdaq Stock Market Rules, the CGNC shall make its recommendations to the independent members of the Company’s Board of Directors, who, in turn, shall nominate persons to be selected by the Company’s Board of Directors as nominees for election as directors and to fill any vacancies on the Company’s Board of Directors;

•  monitoring the function of the Company’s standing committees and recommending any changes, including the creation or elimination of any committee;

•  developing, reviewing and monitoring compliance with the Company’s corporate governance guidelines;

•  reviewing and approving all related person transactions for potential conflicts of interest situations on an ongoing basis;

•  reviewing annually the composition of the Company’s Board of Directors as a whole and making recommendations; and

•  handling such other matters that are specifically delegated to the CGNC by the Company’s Board of Directors from time to time.

The Company’s CGNC has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the CGNC is available on the Company’s website at www.ibtx.com.

In carrying out its functions, the CGNC has developed the following qualification criteria for all potential nominees for election, including incumbent directors, board nominees and shareholder nominees:

•  integrity and high ethical standards in the nominee’s professional life;

•  sufficient educational and professional experience, business experience or comparable service on other boards of directors to qualify the nominee for service on the Company’s Board of Directors;

•  evidence of leadership and sound judgment in the nominee’s professional life;

•  whether the nominee is well recognized in the community and has a demonstrated record of service to the community;

•  diversity of viewpoints, background, experience, race, gender, ethnicity and other demographic factors, as more fully set forth in the Board Diversity Policy adopted by the CGNC in 2017;

•  a willingness to abide by any published code of conduct or ethics for the Company; and

•  a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required as a member of the Company’s Board of Directors.

The CGNC evaluates potential nominees for the Company’s Board of Directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and determines whether they are “independent” in accordance with Nasdaq Global Select Market rules and SEC regulations (to ensure that, at all times, at least a majority of the Company’s directors are independent).

Prior to nominating or, if applicable, recommending to the independent members of the Company’s board of directors, an existing director for re-election to the board of directors, the CGNC will consider and review the following attributes with respect to each existing director:

•  attendance and performance at meetings of the Company’s Board of Directors and the committees on which such director serves;

•  length of service on the Company’s Board of Directors;

•  experience, skills and contributions that the existing director brings to the Company’s Board of Directors;

•  independence and any conflicts of interest; and

•  any significant change in the director’s status, including the attributes considered for initial membership on the Company’s Board of Directors.

24	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

Director Nominations

The Company’s Board of Directors does not have a policy with respect to the consideration of any director candidates recommended by shareholders. All candidates timely recommended by shareholders will be considered by the CGNC of the Board of Directors for nomination in light of the attributes specified in this section.

A notice of a shareholder to make a nomination of a person for election as a director of the Company must be made in writing and received by the Corporate Secretary of the Company:

•  for the annual meeting of Shareholders, not more than one hundred twenty (120) days and not less than ninety (90) days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called on a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the fifteenth (15) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; or

•  in the event of a Special Meeting of Shareholders, such notice shall be received by the Corporate Secretary not later than the close of business on the fifteenth (15) day following the day on which notice of the meeting is first mailed to shareholders or public disclosure of the date of the special meeting was made, whichever first occurs.

Every such notice by a shareholder must set forth:

•  the name and residence address of the shareholder of the Company who intends to make a nomination or bring up any other matter;

•  a representation that the shareholder is a holder of the Company’s voting stock (indicating the class and number of shares owned) and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

•  with respect to notice of an intent to make a nomination for the election of a person as a director of the Company, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•  with respect to an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board of Directors of the Company.

At the meeting of shareholders, the Chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with these requirements.

The shareholder must also submit the nominee’s consent to be elected and to serve. The Board of Directors may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee. Any recommendations in proper form received from shareholders will be evaluated in the same manner that potential nominees recommended by directors or management are evaluated.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	25

PROPOSAL I: ELECTION OF DIRECTORS

STRATEGIC PLANNING COMMITTEE Members: David R. Brooks (Chair) William E. Fair G. Stacy Smith 2 members Independent Meetings held in 2019: 1

The Company’s Board of Directors has evaluated the independence of each of the members of the Strategic Planning Committee and has affirmatively determined that Mr. Smith and Mr. Fair meet the definition of an “independent director” under The Nasdaq Stock Market Rules. Mr. Brooks does not meet the definition of “independent director” under The Nasdaq Stock Market Rules because he is a named executive officer of the Company.

The Company’s Strategic Planning Committee has responsibility for, among other things:

• establishing plans for the growth of the Company, including organic growth plans and strategic acquisitions;

• identifying new market areas;

• identifying new management candidates to enhance product and geographic expansion;

• identifying acquisition targets and developing plans to pursue acquisitions of such identified targets; and

• reviewing capital and financing levels, and financial partners, and ensuring continued access to capital and financing.

The Company’s Strategic Planning Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Strategic Planning Committee is available on the Company’s website at www.ibtx.com.

RISK OVERSIGHT COMMITTEE Members: Daniel W. Brooks (Chair) Craig E. Holmes Michael T. Viola Robert W. Gentry (Bank Board Rep.) 3 members Independent Meetings held in 2019: 2

The Company’s Board of Directors has evaluated the independence of each of the members of the Risk Oversight Committee and has affirmatively determined that Mr. Holmes and Mr. Viola meet the definition of an “independent director” under the Nasdaq stock market rules. Mr. Brooks does not meet the definition of “independent director” under the Nasdaq Global Select Market rules because he is an executive officer of the Company. Mr. Gentry serves as a member of the Risk Oversight Committee as a representative from the Independent Bank Board of Directors.

The purpose of the Risk Oversight Committee is to assist the Board of Directors through oversight of the Company’s enterprise-wide risk management process, including the strategies, policies and practices established by management to identify, assess, measure and manage significant risks. The Risk Oversight Committee oversees risk across the entire Company and enhances the understanding of the Company’s overall risk tolerance and enterprise-wide risk management activities and effectiveness. The Risk Oversight Committee reports to the Board of Directors on a quarterly basis.

The Risk Oversight Committee has responsibility for, among other things:

• overseeing the Company’s risk management infrastructure, including annual review and approval of the Enterprise Risk Management Policy, which such policy describes the Company’s risk tolerance and strategies for managing risk in the context of the overall business plan;

• overseeing the Company’s financial risk management, capital management, financial performance and compliance, and corporate development, including annual review and approval of the Company’s Capital Management Policy, and its Comprehensive Strategic Plan, which describe the Company’s capital risk tolerances and strategies for strategic management risk related to capital;

• receiving regular reports from management which:

I.   enable the committee to assess the risks involved in the business and how risks are monitored and controlled by management; and

II.  give clear and explicit information on current and forward-looking aspects of risk exposure;

• assessing compliance with the Company’s risk limit structure and policies and procedures relating to risk governance, practices, and risk controls across the enterprise;

• assessing the adequacy of staffing at the Company to ensure the availability of adequate staffing to carry out the objectives of the Enterprise Risk Management Policy, the Capital Management Policy, and the Strategic Plan;

26	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

• consulting, as deemed appropriate by the committee, with external experts to review information on emerging practices and risks;

• assessing Management’s success in communicating the Company’s risk culture to employees, regulators, and shareholders as appropriate;

• preparing reports to the Boards of the Company and the Bank on the overall risk profile of the Company (including risk related to capital management), the Committee’s assessment of management’s programs for managing enterprise risk and capital, and information concerning current and prospective macroeconomic and financial factors that may affect the Company’s financial stability;

• retaining, at its discretion, outside advisors to consider from time to time any other matters that the committee believes are required of it in keeping with its responsibilities;

• seeking such assurance as it may deem appropriate that the Company employs a Chief Risk Officer responsible for enterprise risk oversight and management, and which such officer possesses risk management expertise that is commensurate with the Company’s capital structure, risk profile, complexity, activities, size, and other risk-related factors that are appropriate, and that the Chief Risk Officer:

I.   participates in the risk management and oversight process at the highest level on an enterprise-wide basis; and

II.  operates independently from individual business units by reporting administratively to the Chief Executive Officer and functionally to the committee as prescribed by the committee charter; and

• performing any other duties or responsibilities expressly delegated to the committee by the Board of Directors from time to time.

The Company’s Risk Oversight Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Risk Oversight Committee is available on the Company’s website at www.ibtx.com.

Meetings & Attendance

The Board of Directors of the Company (including regularly scheduled and special meetings) met fifteen times during the 2019 fiscal year. The Audit Committee met ten times during the 2019 fiscal year. The Compensation Committee met six times during the 2019 fiscal year. The CGNC met three times during the 2019 fiscal year. The Strategic Planning Committee met one time during the 2019 fiscal year. The Risk Oversight Committee met two times during the 2019 fiscal year.

During fiscal year 2019, each director participated in at least 75% or more of the aggregate of:

(i)	the total number of meetings of the Board of Directors (held during the period for which he or she was a director);

(ii)	the total number of meetings of all committees of the Board of Directors on which he or she served (during the period that he or she served); and

(iii)	four directors attended our 2019 Annual Meeting of shareholders.

The Independent Directors of the Board of Directors met once in 2019, and then again in January of 2020 to address 2019 compensation.

Board Diversity

The inclusion of diversity in the criteria for director nominees reflects the Board of Directors’ belief that diversity is important to the effective functioning of the Board of Directors. On December 7, 2017, the Board of Directors of the Company adopted a Board Diversity Policy. This policy recognizes the importance and benefits of having a Board of Directors with a broad range of perspectives, backgrounds and experiences. The policy expresses the Board’s belief that it should be comprised of individuals who have differences in skills, industry experiences, backgrounds, gender and race/ethnicity.

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PROPOSAL I: ELECTION OF DIRECTORS

The policy provides that, in its annual review of the Board of Directors’ effectiveness and in connection with its recommendation of the nominees for directors, the CGNC will:

•	consider the benefits of all aspects of diversity in order to enable the Board of Directors to discharge its duties and responsibilities effectively;

•

consider candidates on merit based on their talents, experiences, areas of expertise, skills, character, qualities and interpersonal communication and acumen, as well as criteria designed to promote diversity;

•	consider the balance of skills, experiences, independence and backgrounds of all of the directors and the diversity representation on the Board of Directors, including gender; and

•	specifically consider and recommend to the Board of Directors potential strategies for identifying additional female board candidates.

Shareholder Engagement

The Board of Directors and management are actively committed to regular engagement with our shareholders. This ongoing dialogue provides shareholders with transparency and informs the Company’s continued improvement and enhancement of governance standards and practices. Stockholder input is regularly shared with the Board of Directors, its committees and management. The Board of Directors routinely reviews our governance practices and policies, including our stockholder engagement practices, in furtherance of this goal of continual improvement and enhancements.

To communicate with the Company’s directors, shareholders should submit their comments to Nicole Metcalf, Corporate Secretary, either by sending written correspondence via mail or courier to Independent Bank Group, Inc., 7777 Henneman Way, McKinney, Texas 75070 or via email at nmetcalf@ibtx.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all of the Company’s directors if not specified.

Code of Conduct

The Company has a Code of Conduct in place that applies to all of the Company’s directors, officers and employees. The Code of Conduct sets forth the standard of conduct that the Company expects all of the Company’s directors, officers and employees to follow, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company’s Code of Conduct is available on the Company’s website at www.ibtx.com. The Company expects that any amendments to the Code of Conduct or any waivers of their respective requirements will be disclosed on the Company’s website, as well as any other means required by The Nasdaq Stock Market Rules or the SEC.

Code of Ethics for Financial Professionals

The Company has a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to each of the Company’s senior executive and senior financial officers, including the Company’s Chief Executive Officer and Chief Financial Officer, principal accounting officer and controller, and sets forth specific standards of conduct and ethics that the Company expects from such individuals in addition to those set forth in the Code of Conduct. The Company’s Code of Conduct and the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers is available on the Company’s website at www.ibtx.com. The Company expects that any amendments to the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, or any waivers of their respective requirements, will be disclosed on the Company’s website, as well as any other means required by Nasdaq Global Select Market rules or the SEC.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines to assist the Company’s Board of Directors in the exercise of its fiduciary duties and responsibilities and to promote the effective functioning of the Board of Directors and its committees. The Company’s Corporate Governance Guidelines are available on the Company’s website at www.ibtx.com.

28	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

Compensation Committee Interlocks and Insider Participation

During 2019, no executive officer of the Company served as (1) a member of a compensation committee (or other Board of Directors committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee, or (3) a member of the compensation committee (or other Board of Directors committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2019, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under “Related Person and Certain Other Transactions,” except as is disclosed under such section concerning director William E. Fair and G. Stacy Smith.

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PROPOSAL I: ELECTION OF DIRECTORS

RELATED PERSON AND CERTAIN OTHER TRANSACTIONS

Related Person Transaction Review Policy

The Company has adopted a formal written policy concerning related party transactions. A related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds $120,000, in which the Company or one of the Company’s consolidated subsidiaries participates (whether or not the Company or the subsidiary is a direct party to the transaction), and in which a director, nominee to become a director, executive officer or employee of the Company or one of the Company’s consolidated subsidiaries or any of his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest has a direct or indirect material interest, or in which any person who is the beneficial owner of more than 5% of the Company’s voting securities or a member of the immediate family of such person has a direct or indirect material interest. A copy of the Company’s Related Person Transaction Review Policy may be found on the Company’s website at www.ibtx.com.

The Company’s policy requires the Company’s CGNC to ensure that the Company maintains an ongoing review process for all related party transactions for potential conflicts of interest and requires that the CGNC pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. The Company’s CGNC evaluates each related party transaction for the purpose of recommending to the disinterested members of the Company’s Board of Directors whether the transaction is fair, reasonable and permitted to occur under the Company’s policy, and should be pre-approved or ratified and approved by the Company’s Board of Directors. Relevant factors considered relating to any approval or ratification include the benefits of the transaction to the Company, the terms of the transaction and whether the transaction will be or was on an arm’s-length basis and in the ordinary course of the Company’s business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. Related party transactions entered into, but not approved or ratified as required by the Company’s policy concerning related party transactions, will be subject to termination by the Company or the relevant subsidiary, if so directed by the Company’s CGNC or the Company’s Board of Directors, taking into account factors they deem appropriate and relevant. Lending and other banking transactions in the ordinary course of business and consistent with the insider loan provisions of Regulation O of the Board of Governors of the Federal Reserve System are not treated as related party transactions under this policy and, instead, these transactions are monitored and approved, if necessary, by Independent Bank’s Board of Directors. In addition, any transaction in which the rates or charges are determined by competitive bids are not subject to approval under the policy.

The Company’s directors, officers, beneficial owners of more than 5% of the Company’s voting securities and their respective associates were customers of and had transactions with the Company in the past, and additional transactions with these persons are expected to take place in the future. All outstanding loans and commitments to lend to these persons were made in the ordinary course of business, were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or Independent Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by Independent Bank’s Board of Directors in accordance with bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or Independent Bank.

30	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

Related Person Transactions

The following is a description of certain transactions in which the Company participated in 2019 or is currently proposed and in which one or more of the Company’s directors, executive officers or beneficial holders of more than 5% of the Company’s capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

IBG AIRCRAFT

IBG Aircraft Company III, a subsidiary of Independent Bank, or IBG Aircraft, owns an airplane. The Company and Independent Bank use the airplane to facilitate the travel of the Company’s and Independent Bank’s executives for corporate purposes related to the Company’s business. Independent Bank uses the aircraft to facilitate the travel of Independent Bank employees to and from Independent Bank’s locations across Texas and Colorado. Certain of the Company’s named executive officers elect to receive a portion of their cash bonus in the form of personal use of the aircraft. Under this arrangement, the Compensation Committee establishes the cash bonus for named executive officers. Those officers who elect to personally use the aircraft are then charged a rate per flight hour for use of the aircraft (computed on an hourly basis and including fuel, maintenance reserves and other operating costs) as established by an Aviation Committee, a joint working group of the Company’s and Independent Bank’s boards of directors comprised of David R. Brooks, William E. Fair and David Wood. This amount is then charged against the named executive officers’ bonus amounts, reducing the cash portion of the bonus awarded to those officers. The Compensation Committee and the CGNC have reviewed and approved this arrangement, and the Company believes that this arrangement is in compliance with third party regulations established by bank regulatory agencies.

BRANCH LEASE

Independent Bank leases its Woodway Branch in Waco from Waco Fairbank Realty, Ltd., of which William E. Fair, one of the Company’s directors, is a limited partner. Independent Bank has agreed to pay rent for this 5,462 square foot facility, at the rate of $27.50 per square foot, or $150,204 annually, from 2016 – 2018, $29.00 per square foot, or $158,400 annually, from 2018 – 2021, and $30.60 per square foot plus an amount based upon the increase in consumer price index, or approximately $167,136 annually, from 2021 – 2026. The Company believes that this arrangement is at least as favorable to Independent Bank as could have been arranged with unrelated third parties and is in compliance with third party regulations for transactions with directors and their affiliates established by bank regulatory agencies.

FAMILY HEALTH CENTER AT VIRGINIA PARKWAY

The Company has provided approximately $2.5 million in direct support to establish the Family Health Center at Virginia Parkway, a Federally Qualified Health Center in McKinney, Texas. Two of the Company’s employees, James Tippit and Kathryn Perry, serve as directors and officers of the foundation supporting the Family Health Center at Virginia Parkway.

SCW CAPITAL SHARE REPURCHASE

The Company repurchased 53,096 shares of the Company’s common stock from SCW Capital, LP and 81,904 shares of the Company’s common stock from SCW Capital QP, LP in June of 2019 for a total purchase price of $7,141,500. G. Stacy Smith, a director of the Company, is the Managing Partner of the SCW Capital entities, and the repurchase resulted from the SCW Capital entities implementing a new policy regarding its portfolio companies. The shares were repurchased as part of the Company’s share repurchase program announced October 24, 2018. The repurchase of these shares was approved by the CGNC.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	31

PROPOSAL I: ELECTION OF DIRECTORS

STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of the Record Date, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percentage Beneficially Owned (2)
Directors and Executive Officers:
David R. Brooks	929,877	(3)	2.2%
Daniel W. Brooks	122,312	(4)	*
Michelle S. Hickox	29,713	(5)	*
Michael B. Hobbs	27,691		*
James C. White	16,089		*
James P. Tippit	8,983	(6)	*
Mark S. Haynie	25,095		*
William E. Fair	224,457	(7)	*
Alicia K. Harrison	1,411	(8)	*
Craig E. Holmes	17,150		*
J. Webb Jennings, III	52,740		*
Donald L. Poarch	141,435	(9)	*
G. Stacy Smith	97,058		*
Michael T. Viola	25,849		*
All Directors and Executive Officers as a Group (14 persons)	1,719,860		4.0%
Principal Shareholders:
Vincent J. Viola	4,443,839		10.3%
BlackRock, Inc.	5,657,189	(10)	13.1%
The Vanguard Group	3,129,829	(11)	7.3%
T. Rowe Price Associates, Inc.	2,902,989	(12)	6.7%
Dimensional Fund Advisors LP	2,512,520	(13)	5.8%

*	Indicates ownership does not exceed 1%.
(1)

The address of the persons shown in the foregoing table who are beneficial owners of more than 5% of the common stock are as follows: Vincent J. Viola, 7777 Henneman Way, McKinney, Texas 75070; BlackRock, Inc., 55 East 52nd Street, New York, New York 10055; The Vanguard Group, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355; T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland 21202; Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(2)	The percentages are based upon 43,041,119 shares issued and outstanding as of July 2, 2020.

(3)

Of these shares, 809,877 are held of record by David R. Brooks and 120,000 shares are held of record by trusts for his children of which he and his wife are trustees. Included in Mr. Brooks total shares are 375,000 shares pledged as security for bank loans.

(4)	Includes 40,000 shares pledged as security for bank loans.

(5)	Includes 29,370 shares held of record by Michelle S. Hickox and 343 shares held of record by Independent Bank 401(k) Profit Sharing Plan, of which Ms. Hickox is beneficiary.

(6)	Includes 8,576 shares held of record by James P. Tippit and 407 shares held of record by Independent Bank 401(k) Profit Sharing Plan, of which Mr. Tippit is beneficiary.

(7)

Includes 215,810 shares held of record by William E. Fair and 7,547 shares held of record by an IRA of which he is beneficiary, and 1,100 shares held of record by Fair Title, Inc. dbd Hatco Investments, of which Mr. Fair is President. Included in his total shares are 130,476 shares pledged as security for bank loans.

(8)

Includes 1,036 shares held of record by Alicia K. Harrison, 100 shares and 275 shares held of record by a revocable living trust and a revocable living trust IRA, respectively, of which Ms. Harrison is beneficiary.

32	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

(9)

Of these shares, 125,000 shares are held of record by Poarch Family Limited Partnership, of which Mr. Poarch is the President of its General Partner, Donald L. Poarch, Inc., and 16,435 shares are held of record by Donald Poarch.

(10)

According to Schedule 13G/A as filed with the SEC on July 10, 2020, by BlackRock, Inc., on behalf of itself and certain of its subsidiaries. BlackRock, Inc. has sole voting power over 5,556,646 shares, and sole dispositive power over 5,657,189 shares.

(11)

According to Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group, on behalf of itself and certain of its subsidiaries. The Vanguard Group has sole voting power over 45,179 shares, shared voting power over 5,641 shares, sole dispositive power over 3,084,230 shares, and shared dispositive power over 45,599 shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of The Vanguard Group, are the beneficial owners of 39,958 and 10,862 shares respectively.

(12)

According to a Schedule 13G/A filed with the SEC on February 14, 2020, by T. Rowe Price Associates, Inc., on behalf of itself and certain of its subsidiaries. T. Rowe Price Associates, Inc. has sole voting power over 598,111 shares, and sole dispositive power over 2,902,989 shares.

(13)

According to a Schedule 13G/A filed with the SEC on February 12, 2020, by Dimensional Fund Advisors LP, on behalf of itself and certain of its subsidiaries. Dimensional Fund Advisors LP has sole voting power over 2,461,165 shares, and sole dispositive power over 2,512,520 shares.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change in control of the Company.

The Company has adopted an Insider Trading Policy and Stock Ownership and Pledging Guidelines, as more thoroughly discussed at pages 44 and 45 below.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	33

PROPOSAL I: ELECTION OF DIRECTORS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding common stock to file reports of ownership and changes in ownership of common stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish the Company with copies of all Section 16 forms that they file.

Based solely on its review of the copies of such report forms received by it with respect to fiscal year 2019, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act, except for the following late filings:

•	Filing made by Alicia K. Harrison in connection with common stock ownership upon her appointment to the Board of Directors on May 23, 2019. The Form 3 was filed with the SEC on June 13, 2019.

•	Filing made by Alicia K. Harrison in connection with common stock acquired on May 29, 2019. The Form 4 was filed with the SEC on June 13, 2019.

34	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL I: ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

During 2019, our director compensation program provided for each of the Company’s non-management directors to receive annual compensation, including a cash retainer of $55,000 and an award of shares of restricted stock under the 2013 Equity Incentive Plan with a market value of $55,000 for his or her service as a director. In addition, the chairman of the Audit Committee of the Company’s Board of Directors received an additional cash retainer of $15,000, the chairman of the Company’s Compensation Committee received an additional cash retainer of $10,000, and the CGNC chair and Strategic Planning Committee chair members received an additional cash retainer of $5,000 for their service in those roles. The Company’s directors were reimbursed for the reasonable out-of-pocket expenses they incurred in connection with their service as directors, including travel costs to attend the meetings of the Board of Directors and committees. The Company’s directors who were also the Company’s named executed officers did not receive fees or other compensation for their service as directors of the Company. Mr. David R. Brooks and Mr. Daniel W. Brooks, who are directors and executive officers of the Company, do not receive any compensation in their capacity as directors of the Company.

In 2019, the Compensation Committee changed the timing of the payment of director compensation to coincide with the Company’s annual meeting. As a result of this change in timing, each director received two restricted stock awards in 2019: an award made on January 25, 2019 for service as director in 2018, and an award made on June 11, 2019 for service from June 2019 to June 2020.

The following table sets forth information regarding 2019 compensation for those of the Company’s directors during 2019 who were not named executive officers of the Company for 2019:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Douglas A. Cifu(2)	$60,000	$110,377	$—	$170,377
William E. Fair	65,000	110,377	—	175,377
Mark K. Gormley(3)	55,000	110,377	—	165,377
Alicia K. Harrison(4)	55,000	55,063	—	110,063
Craig E. Holmes	70,000	110,377	—	180,377
J. Webb Jennings III	55,000	110,377	—	165,377
Tom C. Nichols(5)	55,000	110,377	—	165,377
Donald L. Poarch	55,000	110,377	—	165,377
G. Stacy Smith	60,000	110,377	—	170,377
Michael T. Viola	55,000	110,377	—	165,377

(1)

Reflects awards granted in 2019 calculated by multiplying the restricted stock grant shares by the grant date fair value of $52.78 on January 25, 2019 for 1,048 shares of common stock and $53.15 on June 11, 2019 for 1,036 shares of common stock.

(2)

Douglas A. Cifu resigned as director on July 25, 2019. Mr. Cifu’s resignation was not a result of a disagreement between the Company or its management and Mr. Cifu related to the Company’s operations, policies or practices.

(3)

Mark K. Gormley resigned as director on January 20, 2020. Mr. Gormley’s resignation was not a result of a disagreement between the Company or its management and Mr. Gormley related to the Company’s operations, policies or practices.

(4)	Alicia K. Harrison was elected as a director on May 23, 2019.

(5)

Tom C. Nichols resigned as a director on June 3, 2020. Mr. Nichols’ resignation was not a result of a disagreement between the Company or its management and Mr. Nichols related to the Company’s operations, policies or practices.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	35

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

ADVISORY VOTE

We are conducting our annual advisory vote to approve our executive compensation for 2019. This advisory vote, commonly referred to as a “Say-on-Pay” vote, is non-binding and advisory. At our 2019 Annual Meeting, our shareholders approved our “Say-on-Pay” resolution with over 96% of votes cast “for” the resolution (excluding broker non-votes). Although this vote is non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

The Company urges shareholders to read this section of the Proxy Statement in its entirety, which describes in detail how its executive compensation policies and procedures operate and are designed to achieve compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving its goals and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, the Company is asking its shareholders to vote on the following resolutions at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosures.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON

EXECUTIVE COMPENSATION (“SAY-ON-PAY”) (PROPOSAL II).

36	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

COMPENSATION DISCUSSION & ANALYSIS

Overview

The Compensation Committee of the Board of Directors is responsible for making recommendations to the Board of Directors relating to the compensation of the Company’s Chairman of the Board, Chief Executive Officer and President, the other named executive officers, and the directors. William E. Fair (Chair), J. Webb Jennings, III, and G. Stacy Smith, each of whom the Board of Directors has determined to be an independent director, as defined in The Nasdaq Stock Market Rules and SEC regulations, serve on the Compensation Committee.

This discussion and analysis describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the Compensation Committee made its 2019 compensation determinations with respect to the named executive officers of the Company.

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2019, as well as the Company’s other most highly compensated executive officers for 2019, are collectively referred to as the Company’s “named executive officers.” The compensation of our named executive officers is discussed below.

Executive Summary

2019 Performance

For the year ended December 31, 2019, the Company reported net income of $192.7 million, or $4.46 per diluted share, compared to $128.3 million, or $4.33 per diluted share, for the year ended December 31, 2018, representing a 50.3% year-over-year increase in reported net income.

Highlights of the Company’s performance include:

•	Reported robust organic deposit growth of 10.4% and disciplined organic loan growth of 4.8% for the year;

•	Strong credit quality metrics remained at low levels;

•	Returned capital to shareholders by increasing quarterly dividend to $0.25 per share from $0.14 per share and repurchasing $49.0 million of Company stock through share repurchase program; and

•	Successfully closed, converted and integrated the Guaranty Bancorp acquisition, expanding the Company’s presence in the fast-growing Colorado Front Range market.

2019 Compensation Outcomes

Early in 2019, the Compensation Committee established incentive targets for each of the named executive officers and approved a new incentive structure for 2019, which included a formulaic component based on Adjusted (Non-GAAP) EPS (weighted 60%), Adjusted (Non-GAAP) Efficiency Ratio (weighted 20%) and Non-Performing Assets (weighted 20%), as well as a qualitative review of corporate and individual performance. Based on the Company’s performance against these targets, as well as each individual’s performance, the Compensation Committee determined to pay incentives ranging from 102% to 117% of target for 2019. These incentives were paid as a combination of cash and time-based restricted stock based on a prescribed mix for each named executive officer. These incentive awards are discussed under “Incentive Compensation” on Page 39.

Compensation Philosophy and Objectives

The Company compensates the Company’s named executive officers through a mix of base salary, cash incentive bonuses, restricted stock grants and other benefits, including, to a limited extent, perquisites. The Company believes the current mix of these compensation elements and the amounts of each element provide the Company’s named executive officers with compensation that is reasonable and competitive within the Company’s markets, and also appropriately reflects the Company’s performance and the officer’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.

The Compensation Committee’s philosophy is to provide a compensation package that attracts and retains executive talent, provides rewards for superior performance and produces consequences for underperformance. It is also the Compensation Committee’s practice to provide a balanced mix of cash and equity-based compensation that the committee believes appropriate to mitigate risk and align the short-term and long-term interests of the

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	37

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

Company’s executives with that of the Company’s shareholders and to encourage executives to participate and perform as equity owners of the Company.

The Company believes that in order to attract and retain the quality of executive talent necessary to achieve its long-term strategic business goals, the Company must offer a competitive compensation package to its executives. The Compensation Committee seeks to attract executive talent by offering competitive base salaries, annual performance incentive opportunities, and long-term awards under the Company’s long-term incentive programs (including restricted stock grants under the Company’s equity incentive plan). When considering pay decisions for its named executive officers, the Company generally evaluates pay relative to the median of market data while also considering the executive’s scope of responsibilities, skills and experience, overall Company performance and the Board of Directors’ evaluation of the executive’s individual performance.

The Company believes the design of its compensation programs and the amounts paid have been and continue to be appropriate and reasonable. The Company continually reviews its programs to ensure they are aligned with the Company’s business objectives and shareholder interests.

Say-On-Pay

At the 2019 annual meeting of shareholders, over 96% of votes cast were in favor of our advisory “Say-On-Pay” vote on the Company’s executive compensation program. The Compensation Committee considers the results of this advisory vote in connection with the discharge of its responsibilities.

Elements of Compensation

The following is a summary of the elements of compensation provided to our Chief Executive Officer and other members of senior management.

Base Salary

Base salaries paid to our executives are intended to competitively compensate them for the experience and skills needed to perform their current roles, as well as reward their prior individual performance. We seek to provide our senior management with a level of assured cash compensation in the form of base salary that reflects their professional status, accomplishments and experience.

The base salaries of the Company’s named executive officers are reviewed annually by the Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or another change in job responsibility. In establishing base salaries for the Company’s named executive officers, the Compensation Committee relies on external market data obtained from its compensation consultant. The Compensation Committee also considers additional factors including:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

•

the Company’s financial performance and performance with respect to other aspects of the Company’s operations, such as the Company’s growth, asset quality, profitability and other matters, including the status of the Company’s relationship with banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to the Company’s performance, including leadership, team work and community service.

Following its review, the Compensation Committee makes a recommendation to the Company’s Board of Directors, which reviews the recommendation and sets the annual salaries for the named executive officers. The Compensation Committee met in December 2018 and December 2019 to approve compensation for the named executives for the following years as follows:

Executive	2019 Base Salary	2020 Base Salary	Percent Increase

David R. Brooks	$765,000	$800,000	6.7%

Michelle S. Hickox	375,000	410,000	9.3

Daniel W. Brooks	450,000	465,000	3.3

Mark S. Haynie	300,000	350,000	16.7

James P. Tippit	250,000	280,000	12.0

Brian E. Hobart*	425,000	—	—

*	Mr. Hobart resigned as an executive officer on November 11, 2019.

38	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

Incentive Compensation

The Company typically awards incentive compensation to its named executive officers through a combination of a cash bonus and grants of restricted shares of Company common stock under the Company’s 2013 Equity Incentive Plan, or Equity Incentive Plan. The Compensation Committee uses annual incentive cash and stock awards to recognize and reward those named executive officers who contribute meaningfully to the Company’s performance for the year. The Compensation Committee has, within its sole discretion, determined whether incentives will be paid for the year, the amount and form of any incentives, and any vesting requirements for equity awards. In determining whether to pay annual cash bonuses and make stock awards, the Compensation Committee establishes performance goals for the Company and the executive officer at the beginning of the year and then reviews the Company’s and the executive’s performance at the end of the year to determine the extent to which the pre-established goals have been obtained.

Early in 2019, the Compensation Committee established incentive targets as a percentage of salary, including both cash and equity components, for each of the named executive officers and approved a new incentive structure for 2019. The new incentive structure included a formulaic component based on preset performance goals and ranges for Adjusted (Non-GAAP) EPS, Adjusted (Non-GAAP) Efficiency Ratio and Non-Performing Assets, as well as a qualitative review of corporate and individual performance. Based on actual performance during the year, the incentive plan is structured to allow for a payout of between 0% to 150% of target for each executive.

The following table outlines the performance goals and actual results of key financial measures included in the Committee’s review of performance:

Performance Measure	Weighting	Threshold	Target	Maximum	Actual	Earned %

Earnings per Share – Adjusted(1)	60%	$5.00	$5.25	$5.75	$5.11	72.0%

Efficiency Ratio – Adjusted(2)	20%	50.0%	48.0%	46.0%	45.9%	150.0%

Non-Performing Assets/Total Assets	20%	1.00%	0.50%	0.10%	0.15%	143.8%

Weighted Percentage of Target Bonus Earned						101.95%

(1)

Non-GAAP measure. Adjusted for extraordinary items such as unexpected income recognized on credit impaired acquired loans; gain/loss on sale of loans, branch and Trust, OREO, securities, and premises and equipment; recoveries on loans charged off prior to an acquisition; separation expenses; OREO and other asset impairment; and acquisition expenses.

(2)	Non-GAAP measure. Adjusted for amortization of core deposit intangibles and extraordinary items such as noted in (1).

In addition to these performance results, the Committee also considers additional factors including:

•	the Company’s overall performance in executing the Company’s key strategic initiatives;

•	the overall financial soundness of the Company (asset quality, risk controls, balance sheet/capital management);

•	the Company’s organic growth and growth through strategic acquisitions;

•	the Company’s profitability (earnings growth and operating efficiencies);

•	the executive’s role in the Company’s achievement of target percentage increases in growth and profitability;

•

the executive’s role in specific strategic and operational functions, such as successful implementation of the Company’s acquisition strategy, overall management of financial reporting, and supervision of the Company’s credit function;

•	the personal performance of the executive officer and contributions to the Company’s performance for the year, including leadership, team work and community service; and

•	market data on peer performance and compensation levels.

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

Based on its review of Company and individual performance, the Compensation Committee awarded the following incentive compensation for performance during fiscal year 2019, which was paid in 2020. The incentive was paid in a combination of cash and deferred equity compensation based on a preset mix established for each executive at the beginning of the year.

Executive	Target Incentive	Total Actual Incentive(1)	Actual Cash(1)	Actual Restricted Stock(2)

David R. Brooks	$1,530,000	$1,548,773	$701,926	$846,847

Michelle S. Hickox	468,750	544,799	285,066	259,733

Daniel W. Brooks	630,000	638,142	321,143	316,999

James P. Tippit	187,500	190,157	114,694	75,463

Mark S. Haynie	300,000	304,251	183,510	120,741

(1)	A portion of these payments were paid in 2019. See “Tax Planning Strategies” on page 44.

(2)	Restricted stock for 2019 performance was granted on January 31, 2020. Based on a market price of $53.52 as of the grant date.

Restricted stock, as part of the 2019 incentive payout, was granted on January 31, 2020, and will vest in equal annual installments over three years. As the awards were granted in fiscal year 2020, they will appear in next year’s Summary Compensation Table and Grants of Plan Awards table. While the Committee had planned to grant a portion of the 2020 equity with performance vesting criteria starting with the 2019 incentive payouts, due to the anticipated merger with Texas Capital Bancshares, Inc. (“TCBI”) the Committee determined that time-based restricted stock grants remained appropriate for this year. The Committee introduced performance-based awards with grants made in July 2020 and anticipates continuing to include performance-based awards as a part of equity grants going forward for senior executives. See section entitled “Merger Related Compensation Actions” for a discussion of compensation related modifications resulting from the termination of the merger with TCBI.

Independent Bank Group 401(k) Profit Sharing Plan

The Independent Bank Group 401(k) Profit Sharing Plan, or the 401(k) Plan, is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. The Company’s named executive officers, all of whom were eligible to participate in the 401(k) Plan during 2019, 2018, 2017 and 2016, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer from 1% to 100% of their compensation to the 401(k) Plan up to the applicable Internal Revenue Service limit. The Company matches 100% of an employee’s annual contribution to the 401(k) Plan up to a total of 6% per annum of the employee’s eligible salary. The Company makes its matching contributions in cash, and that contribution is invested according to the employee’s current investment allocation. Beginning in 2014, the 401(k) Plan permits investments in Company common stock. The Company made contributions to its named executive officers’ accounts in the 401(k) plan in 2019, 2018, 2017 or 2016 in varying amounts depending on the amounts of the contributions made by the named executive officers to their respective 401(k) Plan accounts.

The Company does not maintain any defined benefit plan, actuarial benefit plan, supplemental executive retirement plan or deferred compensation plan for the Company’s named executive officers or any other employees. Moreover, the Company has no plan, agreement and other arrangement with any of the Company’s named executive officers relating to the payments of any amounts upon the retirement of such named executive officer from employment with the Company.

Executive Employment Agreements, Award Agreements & Potential Payments upon Change in Control

In connection with the issuance of the shares of restricted stock the Company issued to the Company’s named executive officers pursuant to the Equity Incentive Plan, the Company requires that each recipient of an award enter into an award agreement that includes non-competition and non-solicitation covenants. Each such agreement provides that the named executive officer will not compete with the Company for a period of ninety (90) days after the termination of employment. The award agreements also provide that the named executive officer will not solicit other employees or customers of the Company or Independent Bank for one (1) year following the termination of their employment.

40	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

The Company has entered into Change in Control Agreements (the “Change in Control Agreements”) with each of its named executive officers. Each Change in Control Agreement provides, among other things, that if, within twelve months following the occurrence of a Change in Control of the Company (as defined in the “Potential Payments Upon Termination or Change in Control” section below), (a) the Company terminates the Executive’s employment without Cause (as defined in the “Potential Payments Upon Termination or Change in Control” section below) or the Executive terminates his or her employment for Good Reason (as defined in “the Potential Payments Upon Termination or Change in Control” section below) and (b) the Executive signs and allows to become effective a general release of all known and unknown claims in favor of the Company and its affiliates, then (i) the Executive will be entitled to a lump sum cash payment in an amount equal to three times the sum, for David R. Brooks, or two times the sum, for the other named executive officers, of (x) the Executive’s current annual base salary, plus (y) the Executive’s target total annual bonus for the year of termination, (ii) all of Executive’s unvested grants of restricted stock will become vested and will no longer be subject to restriction or forfeiture, and (iii) Executive shall continue to be a participant in the Independent Bank Survivor Benefit Plan such that, upon Executive’s death and provided certain thresholds are met, the Company will pay to the Executive’s beneficiary, as a survivor benefit, a single lump sum cash payment equal to the Executive’s annual base salary in effect on the date of the termination of the Executives’ employment. Each of the Change in Control Agreements provides further that the amount of payments and benefits payable to the Executive is subject to reduction to the extent necessary to ensure that such amount does not constitute a “parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

The Company believes the Change in Control Agreements are reasonable when compared to the competitive market. The Company views them as necessary to ensure the continued focus of its executives on making the appropriate strategic decisions for the Company even if the decision involves a change in control.

Each Change in Control Agreement expires three years following the date on which such agreement was executed. Unless previously terminated, upon the expiration of the term thereof, each Change in Control Agreement will renew for successive one-year renewal terms provided that the Company’s Compensation Committee explicitly reviews such agreement and expressly approves each extension within a 90-day period prior to the end of such initial or renewal term. Each Change in Control Agreement automatically terminates without further action by the Company if the employee’s employment is terminated by the Company for Cause or upon the employee’s death or disability or voluntarily by the employee without Good Reason.

Under the Change in Control Agreements, the Company is not obligated to make any payment to the employees subject to such agreements if any such payments or benefits to the employee would constitute a “golden parachute payment” as defined in 12 CFR §359 unless such payment can be made in compliance with such regulation. The Company is obligated to use commercially reasonable efforts to obtain any regulatory approvals required to enable it to make such payments under the applicable Change in Control Agreement.

In addition to the amounts payable under the Change in Control Agreements, the Company’s Equity Incentive Plan generally provides that, upon a Change in Control satisfying the requirements of such plan, a successor entity may provide a substitute award pursuant to the terms and conditions of such plan. However, if the successor does not provide a substitute award, all restrictions, deferrals of settlement and forfeiture conditions applicable to shares of restricted stock granted under such plan will lapse and such shares will be deemed fully vested as of the time of the Change in Control. With respect to grants subject to the achievement of performance goals, a pro rata portion of the award would be considered earned based on actual performance for the portion of the performance period completed as of the date of the Change in Control and based on performance to such date, or if performance to such date is not determinable, based on target performance, and the value of the remaining portion of the award would be considered earned based on target performance.

Mr. Hobart executed a Separation Agreement on November 11, 2019. Under Mr. Hobart’s Agreement, he receives continued payment of his salary until November 11, 2021 in an aggregate amount of $2,040,000 (the “Salary Continuation Payment”), which is equal to the product of (i) two (2) multiplied by the (ii) sum of (a) Mr. Hobart’s base salary of $425,000 and (b) Mr. Hobart’s target annual bonus of $595,000. The Salary Continuation Payment is paid in substantially equal installments from his date of separation from the Company through the second anniversary of the date of the Separation Agreement in accordance with the Company’s standard payroll policies and procedures with all applicable withholding and deductions as agreed upon or as required by law. Upon separation, Mr. Hobart had 5,981 shares of unvested stock awarded to him under the above referenced Equity Incentive Plan, which fully vested on November 19, 2019. Mr. Hobart also received $542,835.62, which represented the target annual bonus for fiscal year 2019, prorated based on a fraction, the numerator of which was the number of days elapsed between January 1, 2019 and November 30, 2019, and the denominator of which was 365. This amount was paid to Mr. Hobart in fiscal year 2019. Under the Separation Agreement, Mr. Hobart agreed to a two year non-competition covenant and a two year non-solicitation covenant.

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Benefits and Perquisites

The Company’s named executive officers are eligible to participate in the same benefit plans designed for all of the Company’s full-time employees, including health, dental, vision, disability and basic group life insurance coverage. The Company does not provide the named executive officers with any health and welfare benefits that are not generally available to its other employees. The Company also provides its employees, including its named executive officers, with a 401(k) plan to assist its employees, including its named executive officers, in planning for retirement and securing appropriate levels of income during retirement. The purpose of the Company’s employee benefit plans is to help the Company attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by the Company’s competitors. None of the perquisites or benefits paid or provided to any of the Company’s named executive officers exceeded $25,000 in amount for 2019, 2018, 2017 or 2016.

Insurance Premiums

Independent Bank maintains bank-owned life insurance policies with respect to certain of the Company’s named executive officers. Although Independent Bank is the named beneficiary of each of those policies, the Company has agreed with each of those named executive officers that if the officer dies while employed by Independent Bank, the Company will pay such named executive officer’s estate an amount equal to the amount of that officer’s base salary for the year in which his or her death occurs out of the benefits Independent Bank receives under such policy.

Merger-Related Compensation Actions

As previously disclosed, on December 9, 2019 the Company and TCBI entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of TCBI with and into the Company. However, as also previously disclosed, on May 22, 2020, the Company and TCBI entered into a Mutual Termination Agreement terminating the Merger Agreement and the merger.

In connection with the termination of the Merger Agreement, the Company re-evaluated the compensation structure contemplated upon completion of the merger. The following discussion identifies what the compensation structure would have been had the merger moved forward (which is generally no longer applicable and of no effect upon the termination of the merger) and the modifications to such structure and other compensation adjustments made by the Company as a result of the termination of the merger.

Post-Merger Employment Agreements

In connection with the execution of the Merger Agreement, the Company entered into employment agreements with Messrs. David Brooks, Dan Brooks, Tippit and Haynie setting forth the terms of their employment with the Company following the completion of the merger. The agreements were to become effective upon completion of the merger in replacement of their change in control agreements with the Company described above in the section entitled “Executive Employment Agreements, Award Agreements & Potential Payments upon Change in Control”. In the event that the executive officer’s employment terminated for any reason prior to the closing of the merger or the Merger Agreement was terminated prior to the closing of the merger, the employment agreements automatically terminated and were of no further force or effect. The employment agreements provided that Mr. David Brooks would have served as Chairman, Chief Executive Officer and President of the combined company and combined bank; Mr. Dan Brooks would have served as Vice Chairman of the combined company and combined bank; Mr. Tippit would have served as Executive Vice President, Corporate Responsibility of the combined company and combined bank; and Mr. Haynie would have served as Executive Vice President and General Counsel of the combined company and combined bank. The employment agreements provided that Mr. David Brooks would serve for an initial five-year term following the effective time of the merger, subject to one (1)-year renewals thereafter and that Messrs. Dan Brooks, Tippit and Haynie would serve for an initial three (3)-year term following the effective time of the merger, subject to one (1)-year renewals thereafter.

In consideration for their services, (a) Mr. David Brooks would have received an annual base salary of $1,000,000, a target annual bonus opportunity of not less than 150% of his annual base salary and an annual equity award with a target value of not less than 300% of his annual base salary, (b) Mr. Dan Brooks would have received an annual base salary of $575,000, a target annual bonus opportunity of not less than 100% of his annual base salary and an annual equity award with a target value of not less than 135% of his annual base salary, (c) Mr. Tippit would have received an annual base salary of $375,000, a target annual bonus opportunity of not less than 60% of his annual base salary and an annual equity award with a target value of not less than 75% of his annual base salary, and (d) Mr. Haynie would have received an annual base salary of $400,000, a target annual bonus opportunity of not less than 75% of

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

his annual base salary and an annual equity award with a target value of not less than 90% of his annual base salary. In addition, at the effective time of the merger, the executives would have each received a one-time grant of the Company RSUs in respect of the Company common stock, 50% of which would have been time-based RSUs that vest ratably over five years and 50% of which would have been performance-based RSUs that cliff vest on the fifth anniversary of the effective time of the merger based on the achievement of the applicable performance criteria, subject to the executive’s continued employment through the fifth anniversary of the effective time of the merger (the “sign-on RSU award”). Such sign-on RSU awards were to be granted as soon as reasonably practicable following the closing of the merger. Pursuant to the employment agreements, the executives were entitled to a sign-on RSU award in respect of the following number of shares of the Company common stock: Mr. David Brooks-95,000 shares; Mr. Dan Brooks-20,000 shares; Mr. Tippit-10,000 shares; and Mr. Haynie-15,000 shares. In addition, in consideration for their efforts in connection with the merger, Mr. David Brooks and Mr. Dan Brooks would have been entitled to a $3.5 million cash payment and a $2 million cash payment, respectively, at the effective time of the merger. These compensation amounts were negotiated in connection with the merger and reflected the increase scale and complexity of the Company that would have resulted from the merger, as well as the importance of retaining the executives through the transaction.

If an executive’s employment was terminated by the Company without cause or by the executive for good reason during the term of the employment agreement, in consideration for his execution of a release of claims in favor of the Company and compliance with the restrictive covenants described below, the executive would have been entitled to the following severance benefits:

•	Prorated Bonus. A prorated target bonus for the year in which his termination occurs.

•

Cash Severance. A cash severance payment equal to the product of (a) a severance multiple (for Mr. David Brooks, three; or for the other named executive officers, one prior to a change in control and two within two years following a change in control), multiplied by (b) the sum of his base salary and the greater of his target annual bonus and his average annual bonus during the three completed years prior to the date of his termination.

•	Ancillary Benefits. Continued participation in the Independent Bank Survivor Benefit Plan through age 65 and a cash payment equal to 18 months of COBRA premiums.

•

Long-Term Incentive Awards. Full vesting of his long-term incentive compensation (other than the sign-on RSU award), subject to the satisfaction of applicable performance goals, with stock options or stock appreciation rights remaining exercisable for the full remaining term, and continued vesting of his sign-on RSU award on the regularly scheduled vesting dates.

The employment agreements provided that, if the compensation and benefits payable thereunder would be subject to Section 280G of the Internal Revenue Code, such amounts would have been reduced to the extent such reduction would place the executive in a better after-tax position. The employment agreements contained certain restrictive covenants, including a perpetual non-disclosure covenant and non-disparagement covenant, and covenants concerning non-competition and non-solicitation of customers, business relations and employees, each of which applied following a termination for any reason, for two years for Mr. David Brooks and one year for Messrs. Dan Brooks, Tippit and Haynie.

As previously disclosed, the employment agreements described above, which were to become effective as of the closing of the merger, automatically terminated upon the termination of the Merger Agreement.

Transaction Awards

In connection with the merger, subject to prior consultation with the Chief Executive Officer of TCBI, the Company could have paid one-time transaction or other incentive awards in connection with the merger to certain employees (other than the Chief Executive Officer, Vice Chairman and Chief Risk Officer), who were a party to change in control agreements described above in the section entitled “Executive Employment Agreements, Award Agreements & Potential Payments upon Change in Control” which provided for certain benefits upon a termination other than for cause or for good reason within twelve (12) months following a change in control. Such transaction or other incentive awards could not have exceeded, in the case of any such individual employee, the amount that otherwise would have been payable to such employee under such employee’s current change in control agreement (excluding equity award vesting) upon an involuntary termination of employment without cause within twelve (12) months following a change in control. Any Company employee who received a transaction payment would not have been eligible for severance benefits pursuant to the current change in control agreement. The Compensation Committee determined it was appropriate to make Transaction Awards associated with the merger to Mr. Tippit ($875,000) and Mr. Haynie ($1,200,000). Such awards were made pursuant to the terms of the Merger Agreement

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described above. The executives would have been entitled to a cash payment of their respective Transaction Awards at the effective time of the merger, other than the accelerated portion discussed below.

These transaction awards were cancelled as a result of the termination of the merger.

Tax Planning Strategies

Under the Merger Agreement, the Company could have implemented tax planning strategies for the purpose of mitigating the impact of Sections 280G and 4999 of the Internal Revenue Code and thereby preserved certain compensation-related tax deductions for the Company that might otherwise be disallowed. Such tax planning strategies included for Mr. David Brooks vesting a portion of his equity awards in December 2019 that were scheduled to vest in January 2020 and paying a portion of the cash component of his 2019 incentive award in December 2019 based on actual performance achieved. For certain other Company executive officers, strategies included paying a portion of the transaction bonuses described above in December 2019. The accelerated payments of the transaction bonus were subject to repayment if the executive was not employed at the time of closing and/or if the merger was not completed.

Effective as of December 19, 2019, the Company accelerated the vesting and payments of the following items at the approval of the Compensation Committee:

Executive	2019 Annual Bonus	2020 Restricted Stock Vesting	Transaction Award

Mr. David R. Brooks	$650,000	$401,931	$—

Mr. Mark S. Haynie	183,510	—	246,490

Mr. James P. Tippit	114,693	—	555,307

As a result of the termination of the merger, the Company made arrangements with Mr. Haynie and Mr. Tippit for the repayment of the accelerated portion of the transaction award paid in December of 2019.

Strategic Re-Design Incentive Awards

Following termination of the merger, the Company initiated a strategic re-design of its organizational structure. As part of this initiative, the Compensation Committee believed it was important to provide incentive awards aimed at both maximizing shareholder value and incentivizing key employees to remain with the Company on a go forward basis. For this reason, effective July 3, 2020, the Company granted a total of 200,000 restricted shares to key contributors across a broad spectrum of the Company’s senior leadership. Of the restricted shares granted, the following were granted to the named executive officers: Mr. David Brooks: 19,200; Mr. Daniel Brooks: 12,000; Ms. Hickox: 11,000; Mr. Haynie: 7,000; and Mr. Tippit: 6,000. The terms of the restricted share grants provide for ratable vesting over a four-year period, subject to the applicable named executive officer’s continued service with the Company (or, subject to the execution of a release of claims, an earlier termination without cause, for good reason or due to death or disability).

In addition, the Company granted a total of 89,300 performance stock units to a select group of executive officers. The target number of performance stock units granted to each of the named executive officers is as follows: Mr. David Brooks: 28,000; Mr. Daniel Brooks: 12,000; Ms. Hickox: 11,000; Mr. Haynie: 7,000; and Mr. Tippit: 6,000. The performance stock units are eligible to vest based on the Company’s average adjusted income (as adjusted for taxes and extraordinary items, less net income attributable to non-controlling interest, gain on the sale of held to maturity and available for sale securities, amortization of intangibles, goodwill and nonrecurring items) as a percentage of average tangible common equity (“Adjusted ROATCE”) relative to the Adjusted ROATCE of the members of Company’s peer group over the four-year period from July 1, 2020 through June 30, 2024. The performance stock units are eligible to vest as follows, depending on the Company’s performance:

•	If the Company’s relative Adjusted ROATCE is less than the 25th percentile of its peer group, none of the performance stock units will be eligible to vest.

•

If the Company’s relative Adjusted ROATCE is at the 25th percentile of its peer group, 50% of the target number of performance stock units (rounded to the nearest whole share) will be eligible to vest.

•	If the Company’s relative Adjusted ROATCE is at the 50th percentile of its peer group, 100% of the target number of performance stock units will be eligible to vest.

•	If the Company’s relative Adjusted ROATCE is at or above the 75th percentile of its peer group, 150% of the target number of performance stock units will be eligible to vest.

If the Company’s relative Adjusted ROATCE is between the levels indicated above, the number of performance stock units will be determined based on straight-line interpolation.

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

In addition, vesting of the performance stock units is subject to the applicable named executive officer’s continued service with the Company for the duration of the performance period (or, subject to the execution of a release of claims, an earlier termination without cause, for good reason or due to death or disability).

Stock Ownership and Pledging Guidelines

On January 24, 2019, the Board of Directors adopted a Stock Ownership & Pledging Guidelines (the ”Guidelines”) for directors and executive officers. The purpose of the Guidelines is to enhance director and executive officer focus on the long-term success of the Company and on the creation of shareholder value by requiring directors and executive officers to be long-term holders of the Company’s common stock. The CGNC is responsible for monitoring compliance with the Guidelines on an annual basis.

The Stock Ownership and Pledging Guidelines apply to the Chief Executive Officer, the Company’s executive officers (“Executive Officers”), and the non-employee directors of the Company. The aforementioned individuals will be required to own shares of the Company’s common stock with an aggregate value equal to the amounts set forth in the following table:

Title	Required Common Stock Ownership

Chief Executive Officer	5x base salary

Other Executive Officers	3x base salary

Non-Employee Directors	3x annual cash retainer

For the purposes of determining share ownership, the following may be used:

•	Shares owned outright by the Executive Officer or Director and his or her immediate family members residing in the same household;

•	Shares credited to the Executive Officer’s or Director’s account under the Company’s 401(k) Profit Sharing Plan;

•	Shares held in trust for the benefit of the Executive Officer or Director;

•	Shares acquired upon net exercise of vested stock options; and,

•	Unvested shares of restricted Company common stock or restricted stock units held by the Executive Officer or Director.

The determination of whether an individual meets the applicable guidelines will be made as of the last day of the preceding fiscal year by using the average closing price of the Company’s common stock on The Nasdaq Global Select Market for the prior six “trading days.”

The Executive Officers and Directors are expected to meet the applicable target multiple within five (5) years after the effective date of these guidelines or the date the applicable individual first becomes subject to it, and they are expected to continuously own sufficient shares to meet the guidelines once attained. If an individual falls below the applicable guideline due solely to a decline in the value of the common stock, the individual will not be required to acquire additional shares to meet the guideline, but he or she will be required to retain all shares then held (except for shares withheld to pay withholding taxes or the exercise price of options) until such time as the individual again attains the target multiple.

Limitations on Pledging of Shares and Anti-Hedging Guidelines

The Guidelines also provide Executive Officers and Directors may only pledge shares of the Company’s common stock that are in excess of the amount required to be owned pursuant to these Guidelines; provided, that any pledge of shares that fails to comply with this requirement and which existed prior to the date of adoption of the guidelines will be exempt from this requirement. The Company believes that the pledging of shares in excess of the minimum required ownership thresholds by directors and executive officers does not present undue risk to the Company or its shareholders.

The Company’s Guidelines and Insider Trading Policy prohibit directors and executives from engaging in transactions that hedge the economic risk of owning shares of Company common stock. Thus, directors and executive officers may not engage in hedging transactions in the Company’s shares such as puts, calls, prepaid variable forwards, equity swaps, collars and other derivative securities on an exchange or in any other organized market. Directors and executive officers also may not engage in short sales of the Company’s shares, meaning sales of shares that are not owned at the time of sale. The Company Guidelines also prohibit directors and executive officers from holding shares of Company common stock in a margin account. The prohibition recognizes the risk

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

that directors or executives may be forced to sell shares to meet a margin call, which could negatively impact the Company’s stock price and may violate insider trading laws and policies.

Clawback Policy

In March 2019 the Compensation Committee adopted a clawback policy that will apply to incentive compensation payable to executive officers with respect to performance periods beginning January 1, 2019. Under this policy, the Board, based upon the recommendation of the Compensation Committee, may pursue forfeiture or repayment of incentive compensation if the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under applicable securities laws, or if an executive commits an act of fraud or intentional misconduct.

Role of the Compensation Committee and Executives in Establishing Compensation

The Compensation Committee, either as a committee or together with the other independent directors of the Company, makes all recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers, including the named executive officers, which the Board of Directors then reviews and, if satisfactory, ratifies. The Chairman of the Board, Chief Executive Officer and President provides input regarding the performance of the other named executive officers and makes recommendations for compensation amounts payable to the other named executive officers. The Compensation Committee evaluates the Chairman of the Board, Chief Executive Officer and President’s performance in light of the Company’s goals and objectives relevant to his compensation. The Chairman of the Board, Chief Executive Officer and President is not involved with any aspect of determining his own pay.

When reviewing named executive officer compensation, the Compensation Committee and the Board of Directors review all elements of current and historic compensation for each named executive officer. The Compensation Committee also makes recommendations to the Board of Directors as to all stock grants to the named executive officers made pursuant to the Company’s equity incentive plans.

Compensation Consultant

In 2019, the Compensation Committee retained Meridian as its ongoing compensation consultant. Meridian is a highly-respected compensation consultant that provides a wide spectrum of compensation consulting and corporate governance services. The firm brings a deep knowledge of the Company’s peers and best practices in compensation and governance. Meridian was engaged directly by the Compensation Committee and proactively informs the Company about relevant emerging issues.

Compensation Peer Group

The Compensation Committee evaluates the Company’s named executive officer compensation levels with comparable compensation levels for a peer group of comparable banks based on asset size, geography and operations. The Compensation Committee updated the peer group in 2018 following a review provided by Meridian.

2018 Peer Group
Ameris Bancorp	Hilltop Holdings
Bank OZK	LegacyTexas Financial Group
BOK Financial Corporation	Old National Bancorp
Cadence Bancorporation	Pinnacle Financial Partners
CenterState Bank Corporation	Prosperity Bancshares
Chemical Financial Corp.	Renasant Corporation
Cullen/Frost Bankers	South State Corporation
First Financial Bancorp.	Texas Capital Bancshares
First Financial Bankshares	Union Bankshares Corp.
Glacier Bancorp	United Bankshares
Heartland Financial USA	United Community Bank

In review of the peer group in June 2019, the Committee approved the removal of Chemical Financial Corporation and BOK Financial Corporation due to their pending mergers and the expected increases in their asset size. This updated peer group was used in connection with setting 2020 compensation levels.

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

Tax Considerations

Effective January 1, 2018, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to an individual who was the company’s CEO, CFO or one of the company’s next three other most highly compensated executive officers in any year after 2016 (“covered employee”). Prior to January 1, 2018, Section 162(m) provided for an exception to the deduction limit for qualifying performance-based compensation if specified requirements were met, and the deduction limit did not apply to the CFO or an individual who was not the company’s CEO or one of the company’s next three most highly compensated employees as of the last day of the fiscal year. The Tax Cuts and Jobs Act of 2017 amended Section 162(m) by eliminating the performance-based exception and expanding the individuals who are treated as covered employees. The Company believes that achieving its objectives under the compensation philosophy set forth above is more important than the benefit of tax deductibility. The Company reserves the right to maintain flexibility in how it compensates its executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Risk Considerations

The Company’s compensation practices are regularly examined as part of a holistic and well-rounded Risk Management framework and are evaluated in context with accepted best practices in the industry.

The Compensation Committee and the Board of Directors have reviewed the compensation policies and practices for all employees and does not believe that any risks arise from the Company’s compensation policies and practices for the Company’s executive officers and other employees that are reasonably likely to have a material adverse effect on the Company’s operations, results of operations or financial condition.

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act that might incorporate the information in this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

William E. Fair (Chair)

J. Webb Jennings, III

G. Stacy Smith

48	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

SUMMARY COMPENSATION INFORMATION

The following table sets forth information regarding the compensation paid to each of the Company’s named executive officers for 2019, 2018, and 2017.

Name and Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)		Nonequity Incentive Plan Compensation(2)	All Other Compensation(4)	Total
David R. Brooks,	2019	$765,000	$—	$804,262		$ 701,926	$ 72,197	$2,343,385
Chairman, Chief Executive Officer and President	2018	725,000	650,000	628,100		—	66,289	2,069,389
	2017	700,000	750,000	398,382		—	61,534	1,909,916
Michelle S. Hickox,	2019	375,000	—	125,669		285,066	30,614	816,349
Executive Vice President and Chief Financial Officer	2018	325,000	225,000	96,647		—	37,087	683,734
	2017	300,000	200,000	99,626		—	86,277	685,903
Daniel W. Brooks,	2019	450,000	—	231,229		321,143	44,627	1,046,999
Vice Chairman and Chief Risk Officer	2018	425,000	300,000	144,935		—	46,642	916,577
	2017	400,000	350,000	149,409		—	104,504	1,003,913
Mark S. Haynie,	2019	300,000	—	80,435		183,510	287,680	851,625
Executive Vice President and General Counsel	2018	237,500	140,000	534,000	(5)	—	26,312	937,812

James P. Tippit,	2019	250,000	—	40,218		114,694	604,025	1,008,937
Executive Vice President and Head of Corporate Responsibility	2018	210,000	80,000	28,987		—	41,656	360,643
	2017	168,750	60,000	349,150	(6)	—	34,520	612,420

Brian E. Hobart,	2019	433,057	—	221,148		—	593,708	1,247,913
Vice Chairman and Chief Lending Officer*(7)	2018	400,000	280,000	120,827		—	51,390	852,217
	2017	375,000	330,000	124,486		—	117,740	947,226

*	Mr. Hobart resigned as an executive officer on November 11, 2019.

(1)	The amounts shown in this column represent salaries earned during the fiscal year shown.

(2)

The amounts of bonuses and non-equity incentive plan compensation for each year shown were cash bonuses earned for that year, but that were paid in the following fiscal year, except for non-equity incentive plan compensation paid to Mr. David Brooks, Mr. Haynie and Mr. Tippit as discussed in “Tax Planning Strategies” on page 44.

(3)

The amounts of restricted stock awards for each year shown were awards actually received in that year for the prior year’s performance. The market values of the restricted stock awards presented for 2019, 2018 and 2017, are based on the market value of the Company’s common stock on the date of the grant which was $52.78 on January 25, 2019, $71.75 on January 31, 2018 and $62.15 on January 31, 2017. The restricted stock awards issued for each year shown were based upon the Company’s and the executive’s performance for the prior year.

(4)

Includes 401(k) contributions, health and welfare benefits, restricted stock related payments, insurance premiums and certain perquisites and other benefits. During 2019, the Company made transaction award payments to Mr. Haynie ($246,490) and Mr. Tippit ($555,307) as described in “Tax Planning Strategies” on page 44. As noted on page 44, the Company has reached an agreement for Mr. Haynie and Mr. Tippit to repay these amounts given the termination of the merger. None of these individual components of All Other Compensation exceeded $25,000 in 2018. In 2017, the Company made payments related to payroll taxes on restricted stock vesting under a legacy program for Daniel W. Brooks ($68,876), Brian E. Hobart ($68,033) and Michelle S. Hickox ($60,011).

(5)	Represents the grant-date value of 7,500 shares with a market value of $71.20 granted on March 1, 2018, in connection with Mr. Haynie’s hiring.

(6)

Includes a grant of 1,000 shares of common stock awarded on January 31, 2017 with fair market value of $57.40 as part of incentive compensation awarded for 2016 performance and a grant of 5,000 shares of common stock with a fair market value of $71.20 awarded on August 16, 2017 in connection with his promotion to his current role.

(7)	Mr. Hobart received payments pursuant to a Separation Agreement as described in “Executive Employment Agreements, Award Agreements & Potential Payments upon Change in Control” on page 41.

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

Grants of Plan-Based Awards

The Compensation Committee grants restricted stock awards periodically. In 2019, restricted stock grants encompassing 138,608 shares of the Company’s common stock under the Equity Incentive Plan were granted to certain Named Executive Officers (NEO).

The table below sets forth the cash portion of 2019 incentive compensation opportunity for each NEO as well as the equity grants awarded to each NEO in 2019 based on 2018 performance:

Name	Plan	Grant Date							All other stock awards: Number of shares of stock or units (#)(2)	All other option awards: Number of securities underlying options (#)	Exercise Price or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)(3)
			Estimated future payout under nonequity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David R. Brooks	Restricted Stock	January 25, 2019	$—	$—	$—	—	—	—	15,238	—	$—	$804,262

	Annual Incentive	March 8, 2019	—	688,500	1,032,750	—	—	—	—	—	—	—

Michelle S. Hickox	Restricted Stock	January 25, 2019	—	—	—	—	—	—	2,381	—	—	125,669

	Annual Incentive	March 8, 2019	—	243,750	365,625	—	—	—	—	—	—	—

Daniel W. Brooks	Restricted Stock	January 25, 2019	—	—	—	—	—	—	4,381	—	—	231,229

	Annual Incentive	March 8, 2019	—	315,000	472,500	—	—	—	—	—	—	—

Mark S. Haynie	Restricted Stock	January 25, 2019	—	—	—	—	—	—	1,524	—	—	80,437

	Annual Incentive	March 8, 2019	—	180,000	270,000	—	—	—	—	—	—	—

James P. Tippit	Restricted Stock	January 25, 2019	—	—	—	—	—	—	762	—	—	40,218

	Annual Incentive	March 8, 2019	—	112,500	168,750	—	—	—	—	—	—	—

Brian E. Hobart*	Restricted Stock	January 25, 2019	—	—	—	—	—	—	4,190	—	—	221,148

	Annual Incentive	March 8, 2019	—	—	—	—	—	—	—	—	—	—

*	Mr. Hobart resigned as an executive officer on November 11, 2019.

(1)	Represents the cash portion at target and maximum of the total incentive opportunity approved for each named executive officer for 2019 performance.

(2)

Represents awards under the Equity Incentive Plan. Each award vests one-third at the end of one year, an additional one-third at the end of two years and the remaining one-third at the end of three years.

(3)	Calculated by multiplying the restricted stock grant shares by the grant date fair value of $52.78 on January 25, 2019.

50	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding unvested stock awards held by the named executive officers as of December 31, 2019. The then-outstanding stock awards were shares of restricted stock subject to forfeiture provisions that expire on the third anniversary of the date of the grant or the fifth anniversary of the date of the grant (for grants received in connection with employment) so long as the holder of the shares remains employed by the Company or Independent Bank on that date. Unvested restricted stock granted under the Equity Incentive Plan vest immediately upon the occurrence of a change of control event. Unvested awards granted under the Equity Incentive Plan expire should the officer be terminated with cause, as defined in the Equity Incentive Plan. Restricted stock grants awarded under the Equity Incentive Plan are not assignable or transferable by a grantee. Grantees are required to sign confidentiality, non-solicitation and non-competition agreements in connection with receipt of the restricted stock grants to preclude actions detrimental to the Company.

	Stock Awards under the Equity Incentive Plan as of December 31, 2019
Name	Number of Shares of Stock that have not Vested(1)	Market Value of Shares of Stock that have not Vested(2)
David R. Brooks	15,995	$886,763
Michelle S. Hickox	3,814	211,448
Daniel W. Brooks	6,530	362,023
Mark S. Haynie	7,524	417,131
James P. Tippit	4,366	242,051

(1)

The following table shows the dates on which the shares of restricted stock shown in the table above vest, i.e., the date on which the forfeiture provisions expire as to the shares of restricted stock held by each of the Company’s named executive officers:

Name	Vesting Dates	Number of Shares to Vest
David R. Brooks	January 31, 2020	2,918
	January 25, 2021	5,079
	January 31, 2021	2,918
	January 25, 2022	5,080
Michelle S. Hickox	January 25, 2020	793
	January 31, 2020	984
	January 25, 2021	794
	January 31, 2021	449
	January 25, 2022	794
Daniel W. Brooks	January 25, 2020	1,460
	January 31, 2020	1,475
	January 25, 2021	1,460
	January 31, 2021	674
	January 25, 2022	1,461
Mark S. Haynie	January 25, 2020	508
	March 1, 2020	1,500
	January 25, 2021	508
	March 1, 2021	1,500
	January 25, 2022	508
	March 1, 2022	1,500
	March 1, 2023	1,500
James P. Tippit	January 25, 2020	254
	January 31, 2020	469
	August 16, 2020	1,000
	January 25, 2021	254
	January 31, 2021	135
	August 16, 2021	1,000
	August 16, 2022	1,000

(2)

The market values for the outstanding stock awards presented as of December 31, 2019, are based on a fair market value of the Company’s common stock of $55.44 per share as of December 31, 2019, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on such date.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	51

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

Option Exercises and Stock Vested

The following table provides information concerning the exercise of stock options, SARs and similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments, during the year ended December 31, 2019 for the named executive officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
David R. Brooks	—	—	15,698	$851,909
Michelle S. Hickox	—	—	1,890	100,369
Daniel W. Brooks	—	—	2,583	137,078
Mark S. Haynie	—	—	1,500	87,525
James P. Tippit	—	—	1,467	74,629
Brian E. Hobart*	—	—	8,218	458,052

*	Mr. Hobart resigned as an executive officer on November 11, 2019.

52	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

Potential Payments Upon Termination or Change in Control

As used in the Change in Control Agreements, a “Change in Control” is defined as one or more of the following:

•

the acquisition by any person or entity of beneficial ownership of 50% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that the following shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (z) any acquisition by any corporation pursuant to a transaction which complies with the Change in Control Exceptions (defined below);

•

during any period of two consecutive years (not including any period prior to February 21, 2013) individuals who constituted the Board of Directors on February 21, 2013 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to February 21, 2013 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors;

•

consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then Outstanding Company Voting Securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then Outstanding Company Voting Securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination (collectively, clauses (a), (b) and (c) are referred to as “Change in Control Exceptions”); or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

As used in the Change in Control Agreements, “Cause” means termination of an employee due to any of the following after the Company provides notice to the employee by the Company, specifying such Cause with reasonable particularity, and giving the employee 30 days from the receipt thereof in which to cure the act or omission complained of, unless the act or omission of its very nature cannot be cured:

•	material act of self-dealing between the Company and the employee which is not disclosed in full to, and approved by, the Board of Directors;

•	deliberate falsification by the employee of any records or reports;

•	fraud on the part of the employee against the Company or any of its subsidiaries or affiliates;

•	theft, embezzlement or misappropriation by the employee of any funds of the Company, or conviction of any felony;

•

execution of any document transferring, or creating any material lien or encumbrance on, any material property of the Company, not in the ordinary course of business, without authorization of the Board of Directors;

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	53

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

•	engagement by the employee in inappropriate behavior which is found by the Company after due investigation to be sexual harassment or assault;

•	declaration by an independent medical authority that the employee is addicted to drugs or alcohol; or

•	any recommendation or suggestion by any bank regulatory authority that the employee’s employment must be terminated.

As used in the Change in Control Agreements, “Good Reason” means termination by an employee due to any of the following after the employee has provided written notice to the Company of the existence of the circumstances alleged to constitute Good Reason and the Company has had at least 30 days from the date on which such notice is provided to cure such circumstances (if the employee does not terminate his or her employment within 90 days of the first occurrence of such circumstances, the employee is deemed to have waived his or her right to terminate for Good Reason with respect to such circumstances):

•

the assignment to the employee of any duties or responsibilities, other than in connection with a promotion, inconsistent in any material respect with employees position (including status, offices, titles and reporting relationships), authority, duties or responsibilities in effect immediately prior to a Change in Control, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly following receipt of notice thereof given by the employee;

•	a reduction in the executive’s compensation and benefits which were in effect immediately prior to a Change of Control;

•	the material breach by the Company of any provision of the Change in Control Agreement applicable to the employee; or

•	the requirement that the employee’s principal place of employment be based at a location further than 30 miles from the Company’s principal office immediately prior to the Change in Control.

The following table summarizes the estimated payments to be made under each named executive officer’s change in control agreement described above. For the purposes of the quantitative disclosure in the following table, and in accordance with SEC regulations, the Company has assumed that the change in control took place on December 31, 2019, and that the price per share of its common stock was the closing market price as of that date, $55.54.

Name	Cash(1)	Equity(2)	Pension/ NQDC	Perquisites/ Benefits	Tax Reimbursement	Other(3)	Total
David R. Brooks	$6,885,000	$886,763	$—	$—	$—	$—	$7,771,763
Michelle S. Hickox	1,688,000	211,448	—	—	—	—	1,899,448
Daniel W. Brooks	2,160,000	362,023	—	—	—	—	2,522,023
Mark S. Haynie	1,200,000	417,131	—	—	—	—	1,617,131
James P. Tippit	875,000	242,051	—	—	—	—	1,117,051

(1)

Cash amounts that would be paid under the Company’s existing change in control agreements upon a change in control and a qualifying termination or termination for Good Reason using base salary information for 2019 and the amount of the named executive officers’ 2019 annual incentive bonus.

(2)

Estimates of the value that would have been recognized by our executive officers as result of the accelerated vesting of the shares of restricted stock held by such executive officers assuming a change in control occurred on December 31, 2019. The estimated value was calculated by multiplying the number of unvested shares of restricted stock held by the applicable executive officer by the closing price of our common shares on December 31, 2019, which was $55.44. The actual amounts to be paid out can only be determined at the time of such change in control.

(3)

Other benefits for each executive officer include continued participation in Independent Bank’s BOLI Plan. Under this plan, if (i) an executive dies before reaching age 65 and (ii) Independent Bank actually receives sufficient proceeds from a life insurance policy insuring the life of such executive, then Independent Bank shall pay to such executive’s designated beneficiary, as a survivor benefit, a single lump sum cash payment equal to such executive’s annual base salary in effect on the date of the termination of such executive’s employment with Independent Bank within 30 days after such executive’s death.

54	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

Below is the 2019 annual total compensation of the Company’s CEO, the annual total compensation of the Company’s median employee, the ratio of the annual total compensation of the Company’s CEO to that of the Company’s median employee, and the methodology we used to calculate the Company’s CEO pay ratio.

CEO Annual Total Compensation	$2,343,385
Median Employee Annual Total Compensation	$62,861
CEO to Median Employee Pay Ratio	37:1

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the rules of the Securities & Exchange Commission. To calculate our median employee pay ratio, we:

–

Determined our eligible employee population by taking a population of all employees of the company as of December 31, 2019, including full-time, part-time and seasonal or temporary workers, employed by the Company or its subsidiaries, but excluding our CEO.

–

Identified the median employee by calculating total calendar year taxable wages for each employee as of December 31, 2019. This yielded an even number of employees, and the median employee was determined from the population of two employees at the median.

–

Calculated CEO Pay Ratio by calculating our median employee’s total compensation for 2019 according to instructions for preparing the Summary Compensation Table, including employer health insurance contributions and the value of other benefits. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

The Company’s continued investment in its employees is tantamount to the continued performance of the organization, and the Company focuses on offering competitive compensation arrangements that balance risk and reward while encouraging employees to grow and develop professionally.

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	55

PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

Pursuant to the recommendation of the Audit Committee, the Company has appointed RSM US LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal 2020. RSM US LLP has been the Company’s independent registered public accounting firm since 2001. RSM US LLP served as the Company’s independent accountants for fiscal 2019 and reported on the Company’s consolidated financial statements for that year, as well as the effectiveness of the Company’s internal control over financial reporting.

At the Annual Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of RSM US LLP. The ratification of such appointment will require the affirmative vote of the majority of the votes cast by the shareholders entitled to vote and present during the live webcast of the Annual Meeting or represented by proxy at the meeting. Representatives of RSM US LLP are expected to be present at the Annual Meeting.

Shareholder ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board of Directors is submitting the selection of RSM US LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain RSM US LLP. Even if the selection of RSM US LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2020 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reviewed the following audit and non-audit fees that the Company has paid to RSM US LLP for 2018 and 2019 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by RSM US LLP before the services are performed, including all of the services described under “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” below.

Audit Fees

Estimated fees billed for service rendered by RSM US LLP for the reviews of the Company’s quarterly reports filed on Form 10-Q, the audit of the consolidated annual financial statements of the Company and services provided for other SEC filings were $680,000 and $931,000 for 2018 and 2019, respectively.

Audit-Related Fees

Aggregate fees billed for all audit-related services rendered by RSM US LLP were $28,000 and $29,000 for 2018 and 2019, respectively. Such services consist of an audit of the Company’s 401(k) plan.

Tax Fees

There were no fees billed for permissible tax services rendered by RSM US LLP for 2018 and 2019.

All Other Fees

Aggregate fees billed for all other services rendered by RSM US LLP were $0 and $98,000 for 2018 and 2019, respectively. Such services consist of a fair lending compliance review.

56	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related and non-audit services to be performed by the Company’s independent auditors. The Audit Committee will approve the maximum aggregate amount of the costs that may be incurred under a general pre-approval of certain audit services. Any proposed audit services for which the cost to the Company would exceed these levels or amounts, or services that have not received general pre-approval, requires specific pre-approval by the Audit Committee.

The term of any general pre-approval is twelve (12) months from the stated date of pre-approval, unless the Audit Committee considers a different period and specifically states otherwise. The Audit Committee annually reviews and pre-approves the services, and the associated cost levels or budgeted amounts, which may be provided by its independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee adds to or subtracts from the list of general pre-approved services from time to time, based on subsequent determinations.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval for audit-related services and other audit services. Unless granted general pre-approval, all audit-related services and other audit services must be specifically pre-approved by the Audit Committee. All non-audit services must be specifically pre-approved by the Audit Committee. The Company’s independent auditor may not be engaged to provide any service that is prohibited by applicable law to be provided to an audit client by an independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Chief Financial Officer of the Company. The Chief Financial Officer will determine, upon consultation with the chairman of the Audit Committee, whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of the Nasdaq Stock Market and in Section 10A of the Exchange Act and that Craig E. Holmes has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s annual report to shareholders on Form 10-K, as amended, with management, who has primary responsibility for the financial statements, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with RSM US LLP, the independent registered public accounting firm to the Company, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles, the matters that are required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with RSM US LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from RSM US LLP required by applicable professional and regulatory standards, including those of the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with RSM US LLP their audit of the Company’s 2019 financial statements. The Audit Committee meets with RSM US LLP, with and without management present, to discuss the results of their

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	57

PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

examinations, their evaluations of the effectiveness of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee held ten meetings during fiscal year 2019. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting contained in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2019, as filed with the SEC, as well as RMS US LLP’s Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K, as amended, related to its audits of (1) the Company’s consolidated financial statements and (2) the effectiveness of internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and RSM US, LLP, the Audit Committee recommended to the Company’s Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the annual report to shareholders on Form 10-K, as amended, for the prior fiscal year for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Craig E. Holmes (Chair)

G. Stacy Smith

J. Webb Jennings III

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING

FIRM FOR 2020 (PROPOSAL III) .

58	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

We plan to return to a normalized schedule for our 2021 annual meeting of shareholders. Therefore, we anticipate that the date of the 2021 annual meeting will change by more than 30 days from August 27, 2021, the anniversary date of the 2020 Annual Meeting. If a Company shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for the annual meeting of shareholders in 2021, the Company must receive such proposal and supporting statements, if any, at its principal executive office no later than a reasonable time before the Company begins to print and mail its proxy materials. We will disclose the deadline by which shareholder proposals that are to be included in our proxy materials must be received in our filings with the SEC or, if impracticable, by any other means reasonably determined to inform our shareholders. Such proposals must also comply with the remaining requirements of Rule 14a-8. In the event that the 2021 annual meeting of shareholders is not changed by more than 30 days from August 27, 2021, such proposal and supporting statements must be received by March 29, 2021.

In addition, if a shareholder desires to submit a shareholder proposal outside of Rule 14a-8 to be brought before the Company’s annual meeting of shareholders in 2021, the shareholder must give timely notice in writing to the address listed below and comply with the other requirements of the Company’s Bylaws. In the event that the 2021 annual meeting of shareholders is changed by more than 30 days from August 27, 2021, the Company must receive such notice at its principal executive office not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever occurs first. In the event that the 2021 annual meeting of shareholders is not changed by more than 30 days from August 27, 2021, the Company must receive such notice not less than 90 days nor more than 120 days prior to the anniversary date of the 2020 Annual Meeting, pursuant to the Company’s Bylaws. A shareholder’s notice to Nicole Metcalf, Corporate Secretary, must set forth, as to each matter the shareholder proposes to bring before the Company’s annual meeting of shareholders in 2021:

•	the name and residence address of the shareholder of the Company who intends to make a nomination or present any other matter;

•

a representation that the shareholder is a holder of the Company’s voting stock (indicating the class and number of shares owned) and intends to appear in person or by proxy at the annual meeting to make the nomination or bring up the matter specified in the notice;

•

with respect to notice of an intent to make a nomination for the election of a person as a director of the Company, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

with respect to an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Company; and

•	with respect to the notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.

Notice of intent to make a nomination of a person for election as a director of the Company shall be accompanied by the written consent of each nominee to serve as director of the Company if so elected.

All shareholder proposals should be submitted in writing to:

Independent Bank Group, Inc.

Nicole Metcalf, Corporate Secretary

7777 Henneman Way

McKinney, Texas 75070

Fax: (972) 562-5496

Email: nmetcalf@ibtx.com

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	59

VOTING

VOTING

Who can vote?

Only holders of record as of the close of business on July 2, 2020 will be entitled to receive notice of and to vote at the Annual Meeting of Shareholders. As of the Record Date, there were 43,041,119 shares outstanding and entitled to vote.

How do I vote?

Visit the website listed in your voting materials	Call the toll-free voting number in your voting materials	Mail your completed and signed voting materials	Vote in person during the live webcast of Annual Meeting of Shareholders

Employee Voting: If you participate in the Independent Bank 401(k) Plan (“Plan”), and your Plan account has investments in shares of our common stock, you must provide instructions to the trustee of the Plan (by the Internet, telephone, or proxy card) for your shares to be voted according to your instructions. Each Plan participant’s voting instructions will also direct the trustee of the Plan to vote any unvoted shares in the same ratio as the shares for which voting instructions have been received by the Trustee, unless contrary to law.

60	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2020

OTHER MATTERS

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

All holders of our common stock as of the Record Date are invited to attend the live webcast of the Annual Meeting. Regardless of whether you plan to attend the virtual meeting by live webcast, you are strongly urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience or vote your shares using the Internet or telephone as described above.

By order of the Board of Directors,

Nicole Metcalf

Corporate Secretary

July 27, 2020

PROXY STATEMENT 2020	|	INDEPENDENT BANK GROUP, INC.	61

VISION	Raising Standards Together

MISSION

To make an impact on the communities

we serve through high-performance,

purpose-driven banking.

GUIDING PRINCIPLES

•  Principled financial decisions

•  Building strong, healthy communities

•  Leading with a courageous heart

•  Resilient solutions

•  Thriving relationships

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

Please fold here – Do not separate
This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1, 2, 3 and 4, unless otherwise indicated.

  1.  ELECTION of three (3) Class I directors to serve on the board of directors of the Company until the Company’s 2023 annual meeting of shareholders, and each until his or her respective successor is duly elected and qualified or until his or her earlier resignation or removal

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01 Daniel W. Brooks	☐	☐	☐	03 G. Stacy Smith	☐	☐	☐

02 Craig E. Holmes	☐	☐	☐

2. To conduct an advisory, non-binding vote regarding the compensation of the Company’s named executive officers (“Say-on-Pay”);	☐	For	☐	Against	☐	Abstain

3. To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020; and	☐	For	☐	Against	☐	Abstain

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	For	☐	Against	☐	Abstain

Please indicate if you plan to attend the meeting. ☐

Signature(s) in Box

Date	Please sign your name exactly as it appears hereon. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by another type of entity, please sign the full entity name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, August 27, 2020; 3:30 p.m. (CT)

The annual meeting of shareholders (the “Annual Meeting”) of Independent Bank Group, Inc.

(the “Company”), will be held on Thursday, August 27, 2020 at 3:30 p.m., Central Time.

The meeting will be conducted exclusively by online live webcast at:

https://web.lumiagm.com/212773988

Meeting Passcode: IBTX2020 (case sensitive)

proxy

2020 Annual Meeting of Shareholders to be held on Thursday, August 27, 2020.

The annual meeting of shareholders (the “Annual Meeting”) of Independent Bank Group, Inc. (the “Company”), will be held on Thursday, August 27, 2020 at 3:30 p.m., Central Time. The meeting will be conducted exclusively by online live webcast at: https://web.lumiagm.com/212773988, Meeting Passcode: IBTX2020. The passcode is case sensitive.

Only shareholders as of the close of business on July 2, 2020 may attend the Annual Meeting, and any adjournment or postponement thereof. You will be able to access the webcast site fifteen (15) minutes prior to the meeting start time to check-in and to test your computer audio and video equipment. Upon entering the webcast site, you will be prompted to enter your control number found on your proxy card. Virtual attendance at the meeting constitutes presence in person for purposes of a quorum at the meeting. You will be able to vote your shares electronically and view the list of shareholders entitled to vote by following the instructions on the webcast site. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Should you require assistance in accessing the webcast, please call 1-800-468-9716. The 2020 Annual Meeting is being conducted for the following purposes:

1.	To elect three (3) directors named in the proxy statement (the “Proxy Statement”);

2.	To conduct an advisory, non-binding vote regarding the compensation of the Company’s named executive officers (“Say-on-Pay”);

3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/ibtx	1-866-883-3382	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Use the Internet to vote your proxy until 11:59 p.m. (CT) on August 26, 2020.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on August 26, 2020.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.